Term sheet No. 1357 To underlying supplement No. 5 dated May 5, 2011 prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated October 28, 2011; Rule 433
Deutsche Bank AG, London Branch
$  Rebalancing Tracker Notes Linked to a Basket of Indices due November 21*, 2016

General

•
The Rebalancing Tracker Notes (the “securities”) are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a weighted basket of nine indices (each, a “Basket Index” and, collectively, the “Basket Indices”): the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM  (the “Booster Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”), the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”, together with the Booster Index, the Momentum Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index and the X-Alpha Index, each, a “Rebalancing Index” and, collectively, the “Rebalancing Indices”) and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The return of each Basket Index is reduced by its applicable Adjustment Factor. Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Index Weights, and will have notional exposure to the Fed Funds Index that is one fifth of the aggregate notional exposures to the Rebalancing Indices.

•
The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Index Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to the Fed Funds Index will not be adjusted on any quarterly Observation Date.

•
Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right (the “early redemption right”) to cause us to redeem their securities in whole or in part on the specified Investor Redemption Payment Dates. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due November 21*, 2016.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about November 16*, 2011 (the “Trade Date”) and are expected to settle on or about November 21*, 2011 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
(Key Terms continued on next page)

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-16 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement No. 5, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$	$
Total	$	$	$
(1) We expect to pay a portion of the Fed Funds Adjustment Factor as a commission to brokerage firms, which may include Deutsche Bank Securities Inc., and their affiliates, whose clients purchase securities in this offering. For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this term sheet.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities	Deutsche Bank Trust Company Americas
October 28, 2011

Basket:	The securities are linked to the performance of nine indices, as set forth below.
Basket Index	Ticker Symbol	Initial Index Notional Exposure	Rebalancing Index Weight	Initial Reference Level†
Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”)	DBMMFED1	$1,000.00	N/A
Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Booster Index”)	DBCMBTVN	$250.00	5.00%
Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”)	DBCMMOUE	$800.00	16.00%
Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”)	DBCMHVEG	$800.00	16.00%
Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”)	DBTRDUSX	$1,000.00	20.00%
Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	$750.00	15.00%
Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”)	DBVEHUE	$550.00	11.00%
Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER	$300.00	6.00%
Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”)	DBGLXAE	$550.00	11.00%
†The Initial Reference Levels will be set on the Trade Date.

Redemption Amount:
You will receive a cash payment on the Maturity Date, the Redemption Trigger Payment Date or Investor Redemption Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:

Total Index Notional Exposure – $5,000
The Redemption Amount will not be less than zero. Your investment will be fully exposed to any depreciation in the Basket Indices.
Total Index Notional Exposure:	The sum of the Index Notional Exposure for each Basket Index
Index Notional Exposure:
Investors’ notional exposure to each Basket Index on the Trade Date is specified in the table above.

On any Observation Date, the Final Valuation Date, Investor Redemption Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), the Index Notional Exposure for each of the Rebalancing Indices is calculated as follows:

•
If the Reference Level for the relevant Rebalancing Index on such Valuation Date is greater than zero, (a) (i) the sum of the Index Notional Exposure for each of the Rebalancing Indices on the immediately preceding Observation Date** plus (ii) the sum of the Additional Index Amount for each of the Rebalancing Indices on such Valuation Date, multiplied by (b) the Rebalancing Index Weight of the applicable Rebalancing Index, divided by (c) the sum of the Rebalancing Index Weights of all the Rebalancing Indices for which the respective Reference Level on such Valuation Date is greater than zero.

•	If the Reference Level for the relevant Rebalancing Index on such Valuation Date is equal to zero, $0.

On the Final Valuation Date, Investor Redemption Valuation Date or the Redemption Trigger Valuation Date, the Index Notional Exposure for the Fed Funds Index is calculated as follows:
$1,000 x (Fed Funds Index Return + 1)

Additional Index Amount:	On any Valuation Date, the Additional Index Amount for each of the Rebalancing Indices is calculated as follows:
•
If the Index Notional Exposure for the relevant Rebalancing Index on the immediately preceding Observation Date** is greater than zero, the product of (i) such Index Notional Exposure and (ii) the Period Index Return for such Rebalancing Index.

•	If the Index Notional Exposure for the relevant Rebalancing Index on the immediately preceding Observation Date** is equal to zero, $0.
Depending on the performance of the relevant Rebalancing Index, the Additional Index Amount could be positive, negative or zero.

(Key Terms continued from previous page)

Period Index Return:	On any Valuation Date, the Period Index Return for the Rebalancing Indices is calculated as follows:
	(	Reference Level on such Valuation Date x Adjustment Factor	)	– 1
Reference Level on the immediately preceding Observation Date**

Fed Funds Index Return:	(	Final Reference Level x Fed Funds Adjustment Factor	)	– 1
Initial Reference Level
Initial Reference Level††:	For each Basket Index, the Reference Level for such Basket Index on the Trade Date, as set forth in the table above.
Final Reference Level††:
For purposes of calculating the Redemption Amount payable on the Maturity Date, the Redemption Trigger Payment Date or the Investor Redemption Payment Date, the Reference Level for the respective Basket Index on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable.

Reference Level††:	For each Basket Index, the closing level of such Basket Index on the applicable trading day
Adjustment Factors:	Fed Funds Adjustment Factor	=	0.9975
	Booster Adjustment Factor	=	1 - (0.01 x (Days / 365))
	Momentum Adjustment Factor	=	1 - (0.01 x (Days / 365))
	Harvest Adjustment Factor	=	1 - (0.01 x (Days / 365))
	Trends Adjustment Factor	=	1 - (0.01 x (Days / 365))
	EMERALD Adjustment Factor	=	1 - (0.01 x (Days / 365))
	Volatility Harvest Adjustment Factor	=	1 - (0.01 x (Days / 365))
	Haven Adjustment Factor	=	1 - (0.01 x (Days / 365))
	X-Alpha Adjustment Factor	=	1 - (0.01 x (Days / 365))
For the Rebalancing Indices, on each Valuation Date, “Days” equals the number of calendar days from, and including, the immediately preceding Observation Date** to, but excluding, such Valuation Date.
Redemption Trigger Amount:	$600
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from, but excluding, the Trade Date to, and including, the fourth trading day immediately preceding the Final Valuation Date, calculated as if such trading day were the Redemption Trigger Valuation Date, is less than the Redemption Trigger Amount. The “Redemption Trigger Valuation Date”††† will be the second trading day after the trading day on which a Redemption Trigger Event occurs. The securities will be redeemed by the Issuer for the Redemption Amount calculated as of the Redemption Trigger Valuation Date, with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date” ††††).

Investor Early Redemption:
You will have the right to cause us to redeem your securities in whole or in part for the Redemption Amount by submitting a notice of your intention, indicating the number of securities (in integral Face Amount of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period (as defined in “General Terms of the Securities — Investor Early Redemption” herein). If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment Date will be calculated using the Reference Levels and Adjustment Factors of the respective Basket Indices on the corresponding Investor Redemption Valuation Date. See “General Terms of the Securities — Investor Early Redemption” herein.

Investor Redemption Valuation Dates†††:
February 16*, 2012, May 16*, 2012, August 16*, 2012, November 16*, 2012, February 19*, 2013, May 16*, 2013, August 16*, 2013, November 18*, 2013, February 18*, 2014, May 16*, 2014, August 18*, 2014, November 17*, 2014, February 17*, 2015, May 18*, 2015, August 17*, 2015, November 16*, 2015, February 16*, 2016, May 16*, 2016, August 16*, 2016 and November 16*, 2016.

Investor Redemption Payment Dates††††:
February 21*, 2012, May 18*, 2012, August 20*, 2012, November 20*, 2012, February 21*, 2013, May 20*, 2013, August 20*, 2013, November 20*, 2013, February 20*, 2014, May 20*, 2014, August 20*, 2014, November 19*, 2014, February 19*, 2015, May 20*, 2015, August 19*, 2015, November 18*, 2015, February 18*, 2016, May 18*, 2016, August 18*, 2016 and November 18*, 2016.

Observation Dates†††:
February 16*, 2012, May 16*, 2012, August 16*, 2012, November 16*, 2012, February 19*, 2013, May 16*, 2013, August 16*, 2013, November 18*, 2013, February 18*, 2014, May 16*, 2014, August 18*, 2014, November 17*, 2014, February 17*, 2015, May 18*, 2015, August 17*, 2015, November 16*, 2015, February 16*, 2016, May 16*, 2016 and August 16*, 2016.

(Key Terms continued from previous page)

Trade Date:	November 16*, 2011
Settlement Date:	November 21*, 2011
Final Valuation Date†††:	November 16*, 2016
Maturity Date††††:	November 21*, 2016
CUSIP / ISIN:	2515A1E49 / US2515A1E490
* Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Observation Dates, the Final Valuation Date and the Maturity Date will be changed so that the stated term of the securities remains the same.

** If there is no Observation Date prior to the relevant Observation Date or Redemption Trigger Valuation Date, the Trade Date.

†† Subject to adjustment for non-trading days and certain Market Disruption Events as described under “General Terms of the Securities – Market Disruption Events” herein.

††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” herein.

†††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and acceleration as described under “General Terms of the Securities – Commodity Hedging Disruption Events” herein.

TABLE OF CONTENTS

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES	TS-2
HYPOTHETICAL EXAMPLES	TS-3
SUMMARY	TS-13
SELECTED PURCHASE CONSIDERATIONS	TS-15
RISK FACTORS	TS-16
RISKS RELATING TO THE SECURITIES	TS-16
RISKS RELATING TO THE BASKET INDICES	TS-20
THE BASKET INDICES	TS-26
THE FED FUNDS INDEX	TS-26
THE BOOSTER INDEX	TS-26
THE MOMENTUM INDEX	TS-31
THE HARVEST INDEX	TS-38
THE TRENDS INDEX	TS-44
THE HAVEN INDEX	TS-47
THE X-ALPHA INDEX	TS-51
HISTORICAL INFORMATION	TS-63
GENERAL TERMS OF THE SECURITIES	TS-72
U.S. FEDERAL INCOME TAX CONSEQUENCES	TS-79
USE OF PROCEEDS; HEDGING	TS-82
UNDERWRITING (CONFLICTS OF INTEREST)	TS-83

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

•
You should read this term sheet together with the underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated May 5, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511129115/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

•
Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

•
This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

•
Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement No. 5 and this term sheet if you so request by calling toll-free 1-800-311-4409.

•
You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

Redemption Amount at Maturity

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Indices, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities and/or a significant decrease in the levels of other Basket Indices. Due to the leverage feature of the securities, any negative returns of the Basket Indices will be combined resulting in a leveraged loss on your investment. As a result, a small decrease in the levels of the Basket Indices could result in a significant loss of your initial investment at maturity.

The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 1,827 calendar days from the Trade Date to the Final Valuation Date. The actual amount payable on the Maturity Date will be the Redemption Amount on the Final Valuation Date, determined based on the performances of the Basket Indices over the term of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis.

These examples are based on hypothetical performances of the Rebalancing Indices from the 19th Observation Date to the Final Valuation Date and on the hypothetical performance of the Fed Funds Index from the Trade Date to the Final Valuation Date. For purposes of the following four examples, it is assumed that a Redemption Trigger Event does not occur and that you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$250.00	0.20%	-0.05%	-$0.13	$249.87
Momentum Index	$800.00	0.20%	-0.05%	-$0.42	$799.58
Harvest Index	$800.00	0.20%	-0.05%	-$0.42	$799.58
Trends Index	$1,000.00	0.20%	-0.05%	-$0.53	$999.47
EMERALD	$750.00	0.20%	-0.05%	-$0.39	$749.61
Volatility Harvest Index	$550.00	0.20%	-0.05%	-$0.29	$549.71
Haven Index	$300.00	0.20%	-0.05%	-$0.16	$299.84
X-Alpha Index	$550.00	0.20%	-0.05%	-$0.29	$549.71
Fed Funds Index	$1,000.00	0.00%	-0.25%	N/A	$997.50
Total Index Notional Exposure					$5,994.87
Redemption Amount					$994.87
Return on Securities					-0.51%

Example 1: The return of the Fed Funds Index from the Trade Date to the Final Valuation Date is 0.00%. The return of each Rebalancing Index from the 19th Observation Date to the Final Valuation Date is 0.20%. In this case, even though the Final Reference Level of each Rebalancing Index is higher than its applicable Reference Level on the 19th Observation Date, you would receive a payment at maturity that is less than $1,000.00 Face Amount of securities because the increases in the Final Reference Levels are not sufficient to offset the effect of the Adjustment Factors. Assuming a period of 92 calendar days from the 19th Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index on the Final Valuation Date would be calculated as follows:

To illustrate the calculation of the Additional Index Amount for each of the Rebalancing Indices in the formula below, the Additional Index Amount for the Booster Index will be calculated as follows:

Additional Index Amount for the Booster Index	=	previous Index Notional Exposure of the Booster Index x Period Index Return of the Booster Index
	=	$250.00 x (100.20% x (1 – 0.01 x (92 / 365)) – 1)
	=	-$0.13

Index Notional Exposure of the Booster Index	=	(sum of the previous Index Notional Exposures of the Rebalancing Indices + sum of the Additional Index Amounts) x 5.00% / 100.00%
=
[$250.00 + $800.00 +$800.00 + $1,000.00 + $750.00 + $550.00 + $300.00 + $550.00 + $250.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $800.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $800.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $1,000.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $750.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $550.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $300.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $550.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1)] x 5.00% / 100.00%

=	$249.87

The Index Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Index Notional Exposure for the Booster Index using their respective Rebalancing Index Weights.

The Index Notional Exposure for the Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x (Fed Funds Index Return + 1)

	=	$1,000.00 x ((100% x 0.9975 – 1) + 1)

	=	$997.50

Accordingly, you would receive a Redemption Amount of $994.87 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $5,000.00

	=	$249.87 + $799.58 + $799.58 + $999.47 + $749.61 + $549.71 + $299.84 + $549.71 + $997.50 – $5,000.00

	=	$5,994.87 – $5,000 = $994.87

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$245.00	-2.50%	-2.75%	-$6.73	$238.27
Momentum Index	$784.00	-2.50%	-2.75%	-$21.53	$762.47
Harvest Index	$784.00	-2.50%	-2.75%	-$21.53	$762.47
Trends Index	$980.00	-2.50%	-2.75%	-$26.91	$953.09
EMERALD	$735.00	-2.50%	-2.75%	-$20.18	$714.82
Volatility Harvest Index	$539.00	-2.50%	-2.75%	-$14.80	$524.20
Haven Index	$294.00	-2.50%	-2.75%	-$8.07	$285.93
X-Alpha Index	$539.00	-2.50%	-2.75%	-$14.80	$524.20
Fed Funds Index	$1,000.00	-2.50%	-2.74%	N/A	$972.56
Total Index Notional Exposure					$5,738.02
Redemption Amount					$738.02
Return on Securities					-26.20%

Example 2: The return of the Fed Funds Index from the Trade Date, and the return of each Rebalancing Index from the 19th Observation Date, to the Final Valuation Date is -2.50%. In this case, even though the Index Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is less than its Index Notional Exposure on the Trade Date by only 2.00% and the Final Reference Level of each Rebalancing Index is less than its applicable Reference Level on the 19th Observation Date by only 2.50%, you would receive a payment at maturity that is 26.20% less than $1,000.00 per $1,000.00 Face Amount of securities, because of your leveraged exposure to the Basket Indices. Assuming a period of 92 calendar days from the 19th Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index on the Final Valuation Date would be calculated as follows:

Additional Index Amount for the Booster Index	=	previous Index Notional Exposure of the Booster Index x Period Index Return of the Booster Index
	=	$245.00 x (97.50% x (1 – 0.01 x (92 / 365)) – 1)
	=	-$6.73

Index Notional Exposure of the Booster Index	=	(sum of the previous Index Notional Exposures of the Rebalancing Indices + sum of the Additional Index Amounts) x 5.00% / 100.00%

	=
[$245.00 + $784.00 +$784.00 + $980.00 + $735.00 + $539.00 + $294.00 + $539.00 + $245.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $784.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $784.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $980.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $735.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $539.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $294.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1) + $539.00 x (97.50% x (1 - 0.01 x (92 / 365)) – 1)] x 5.00% / 100.00%

	=	$238.27

The Index Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Index Notional Exposure for the Booster Index using their respective Rebalancing Index Weights.

The Index Notional Exposure for the Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x (Fed Funds Index Return + 1)

	=	$1,000.00 x ((97.50% x 0.9975 – 1) + 1)

	=	$972.56

Accordingly, you would receive a Redemption Amount of $738.02 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $5,000.00

	=	$238.27+ $762.47 + $762.47 + $953.09 + $714.82 + $524.20 + $285.93 + $524.20 + $972.56 – $5,000.00

	=	$5,738.02 – $5,000 = $738.02

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$255.00	10.00%	9.72%	$24.79	$279.79
Momentum Index	$816.00	10.00%	9.72%	$79.34	$895.34
Harvest Index	$816.00	10.00%	9.72%	$79.34	$895.34
Trends Index	$1,020.00	10.00%	9.72%	$99.17	$1,119.17
EMERALD	$765.00	10.00%	9.72%	$74.38	$839.38
Volatility Harvest Index	$561.00	10.00%	9.72%	$54.54	$615.54
Haven Index	$306.00	10.00%	9.72%	$29.75	$335.75
X-Alpha Index	$561.00	10.00%	9.72%	$54.54	$615.54
Fed Funds Index	$1,000.00	10.00%	9.73%	N/A	$1,097.25
Total Index Notional Exposure					$6,693.11
Redemption Amount	$1,693.11
Return on Securities	69.31%

Example 3: The return of the Fed Funds Index from the Trade Date, and the return of each Rebalancing Index from the 19th Observation Date, to the Final Valuation Date is 10.00% In this case, since the Index Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is more than its Index Notional Exposure on the Trade Date and the Final Reference Level of each Rebalancing Index is higher than its applicable Reference Level on the 19th Observation Date by 10.00%, you will receive a return on the securities of 69.31%, significantly greater than the 10% return of the Basket Indices, because of your leveraged exposure to such Basket Indices. Assuming a period of 92 calendar days from the 19th Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index on the Final Valuation Date would be calculated as follows:

To illustrate the calculation of the Additional Index Amount for each of the Rebalancing Indices in the formula below, the Additional Index Amount for the Booster Index will be calculated as follows:

Additional Index Amount for the Booster Index	=	previous Index Notional Exposure of the Booster Index x Period Index Return of the Booster Index
	=	$255.00 x (110.00% x (1 – 0.01 x (92 / 365)) – 1)
	=	$24.79

Index Notional Exposure of the Booster Index	=	(sum of the previous Index Notional Exposures of the Rebalancing Indices + sum of the Additional Index Amounts) x 5.00% / 100.00%

	=
[$255.00 + $816.00 +$816.00 + $1,020.00 + $765.00 + $561.00 + $306.00 + $561.00 + $255.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $816.00 x 110.00% x (1 - 0.01 x (92 / 365)) – 1) + $816.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $1,020.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $765.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $561.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $306.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1) + $561.00 x (110.00% x (1 - 0.01 x (92 / 365)) – 1)] x 5.00% / 100.00%

	=	$279.79

The Index Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Index Notional Exposure for the Booster Index using their respective Rebalancing Index Weights.

The Index Notional Exposure for the Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x (Fed Funds Index Return + 1)

	=	$1,000.00 x ((110.00% x 0.9975 – 1) + 1)

	=	$1,097.25

Accordingly, you would receive a Redemption Amount of $1,693.11 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $5,000.00

	=	$279.79 + $895.34 + $895.34 + $1,119.17 + $839.38 + $615.54 + $335.75 + $615.54 + $1,097.25 – $5,000.00

	=	$6,693.11 – $5,000 = $1,693.11

	Previous Index Notional Exposure	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$252.50	10.00%	9.72%	$24.55	$248.34
Momentum Index	$808.00	-50.00%	-50.13%	-$405.02	$794.68
Harvest Index	$808.00	5.00%	4.74%	$38.26	$794.68
Trends Index	$1,010.00	5.00%	4.74%	$47.83	$993.35
EMERALD	$757.50	10.00%	9.72%	$73.65	$745.01
Volatility Harvest Index	$555.50	10.00%	9.72%	$54.01	$546.34
Haven Index	$303.00	10.00%	9.72%	$29.46	$298.00
X-Alpha Index	$555.50	10.00%	9.72%	$54.01	$546.34
Fed Funds Index	$1,000.00	3.00%	2.74%	N/A	$1,027.43
Total Index Notional Exposure					$5,994.17
Redemption Amount					$994.17
Return on Securities					-0.58%

Example 4: The return of each of the Booster Index, the Momentum Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index, the X-Alpha Index and the Fed Funds Index from the Trade Date, or the 19th Observation Date, as applicable, to the Final Valuation Date is 10.00%, -50.00%, 5.00%. 5.00%, 10.00%, 10.00%, 10.00%, 10.00% and 3.00%, respectively. In this case, even though the Index Notional Exposure for each of the Rebalancing Indices on the 19th Observation Date is more than its Index Notional Exposure on the Trade Date and the Final Reference Level of each of the Booster Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index, the X-Alpha Index and the Fed Funds Index is greater than its applicable Reference Level on the 19th Observation Date, you would receive a payment at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the levels of the Booster Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index, the X-Alpha Index and the Fed Funds Index are not sufficient to offset the Adjustment Factors and a significantly greater decrease in the level of the Momentum Index. Assuming a period of 92 calendar days from the 19th Observation Date to the Final Valuation Date, the Index Notional Exposure for the Booster Index on the Final Valuation Date would be calculated as follows:

To illustrate the calculation of the Additional Index Amount for each of the Rebalancing Indices in the formula below, the Additional Index Amount for the Booster Index will be calculated as follows:

Additional Index Amount for the Booster Index	=	previous Index Notional Exposure of the Booster Index x Period Index Return of the Booster Index
	=	$252.50 x (110.00% x (1 – 0.01 x (92 / 365)) – 1)
	=	$24.55

Index Notional Exposure of the Booster Index	=	(sum of the previous Index Notional Exposures of the Rebalancing Indices + sum of the Additional Index Amounts) x 5.00% / 100.00%

	=
[$252.50 + $808.00 +$808.00 + $1,010.00 + $757.50 + $555.50 + $303.00 + $555.50 + $252.50 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $808.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $808.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $1,010.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $757.50 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $555.50x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $303.00 x (100.20% x (1 - 0.01 x (92 / 365)) – 1) + $555.50 x (100.20% x (1 - 0.01 x (92 / 365)) – 1)] x 5.00% / 100.00%

	=	$248.34

The Index Notional Exposure for the other Rebalancing Indices on the Final Valuation Date will be calculated in the same manner as the Index Notional Exposure for the Booster Index using their respective Rebalancing Index Weights.

The Index Notional Exposure for the Fed Funds Index would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x (Fed Funds Index Return + 1)

	=	$1,000.00 x ((103.00% x 0.9975 – 1) + 1)

	=	$1,027.43

Accordingly, you would receive a Redemption Amount of $994.17 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	Total Index Notional Exposure – $5,000.00

=	$248.34 + $794.68 + $794.68 + $993.35 + $745.01 + $546.34 + $298.00 + $546.34 + $1,027.43 – $5,000.00

=	$5,994.17 – $5,000 = $994.17

Basket Rebalancing on Observation Dates

The following table illustrates the reset of the Index Notional Exposures for the Rebalancing Indices on each quarterly Observation Date by using four hypothetical indices (Index A, Index B, Index C and Index D) and the Fed Funds Index. The Index Notional Exposure for each of Index A, Index B, Index C and Index D will be adjusted on each Observation Date as if it were a Rebalancing Index. The Index Notional Exposure of the Fed Funds Index will not be adjusted. The hypothetical Index Notional Exposures set forth below are for illustrative purposes only and assume that the Rebalancing Index Weights for Index A, Index B, Index C and Index D to be 12.50%, 25.00%, 50.00% and 12.50%, respectively. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and the following examples, it is assumed that a Redemption Trigger Event does not occur and that you do not exercise your early redemption right. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities. See “Redemption Amount upon a Redemption Trigger Event” below.

	Previous Index Notional Exposure	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Index A	$250.00	5.00%	$12.50	$262.50
Index B	$500.00	5.00%	$25.00	$525.00
Index C	$1,000.00	5.00%	$50.00	$1,050.00
Index D	$250.00	5.00%	$12.50	$262.50
Fed Funds Index	$1,000.00	1.00%	N/A	$1,000.00

Example 1: On a hypothetical Observation Date, the return for each of the four hypothetical indices from the previous Observation Date to the current Observation Date is 5.00%. Since the Reference Level for each index on the current Observation Date is higher than its applicable Reference Level on the previous Observation Date by 5.00%, the Index Notional Exposure for Index A would be calculated as follows:

Index Notional Exposure of Index A	=	(sum of the previous Index Notional Exposures of Indices A, B, C and D + sum of the Additional Index Amounts) x 12.50% / 100.00%

	=	[$250 + $500 +$1,000 + $250 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1) + $250 x (105% – 1)] x 12.50% / 100.00%

	=	$262.50

The Index Notional Exposure for Index B, Index C and Index D above has been calculated in the same manner as the Index Notional Exposure for Index A using their respective Rebalancing Index Weights.

	Previous Index Notional Exposure	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Index A	$250.00	5.00%	$12.50	$262.50
Index B	$500.00	5.00%	$25.00	$525.00
Index C	$1,000.00	5.00%	$50.00	$1,050.00
Index D	$250.00	-100.00%	-$250.00	$0.00
Fed Funds Index	$1,000.00	1.00%	N/A	$1,000.00

Example 2: On a hypothetical Observation Date, the return for each of Index A, Index B and Index C from the previous Observation Date to the current Observation Date is 5.00%. The return for Index D is -100.00%. Because the Reference Level of Index D on the current Observation Date is zero, the Index Notional Exposure for Index D is reduced to zero. The Index Notional Exposure of each of Index A, Index B and Index C will be adjusted based on the sum of the Rebalancing Index Weights of Index A, Index B and Index C. The Index Notional Exposure for Index A would be calculated as follows:

Index Notional Exposure of Index A	=	(sum of the previous Index Notional Exposures of Indices A, B, C and D + sum of the Additional Index Amounts) x 12.50% / 87.50%

=	[$250 + $500 +$1,000 + $250 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1) + $250 x (-100% – 1)] x 12.50% / 87.50%

=	$262.50

The Index Notional Exposure for Index B and Index C above has been calculated in the same manner as the Index Notional Exposure for Index A using their respective Rebalancing Index Weights.

	Previous Index Notional Exposure	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Index A	$250.00	5.00%	$12.50	$229.69
Index B	$500.00	5.00%	$25.00	$459.38
Index C	$1,000.00	5.00%	$50.00	$918.75
Index D	$0.00	N/A	$0.00	$229.69
Fed Funds Index	$1,000.00	1.00%	N/A	$1,000.00

Example 3: On a hypothetical Observation Date, the return for each of Index A, Index B and Index C from the previous Observation Date to the current Observation Date is 5.00%. The level of Index D has increased from zero on the previous Observation Date to a level greater than zero on the current Observation Date. Because the Reference Level of Index D on the current Observation Date is above zero, it will receive its normal allocation of the Index Notional Exposure. The Index Notional Exposure for Index D would be calculated as follows:

Index Notional Exposure of Index D	=	(sum of the previous Index Notional Exposures of Indices A, B, C and D + sum of the Additional Index Amounts) x 12.50% / 100.00%

	=	[$250 + $500 +$1,000 + $0 + $250 x (105% – 1) + $500 x (105% – 1) + $1,000 x (105% – 1)] x 12.50% / 100.00%

	=	$229.69

The Index Notional Exposure for Index A, Index B and Index C above has been calculated in the same manner as the Index Notional Exposure for Index D using their respective Rebalancing Index Weights.

	Previous Index Notional Exposure	Index Return Including Adjustment Factors	Additional Index Amount	New Index Notional Exposure
Index A	$250.00	-5.00%	-$12.50	$237.50
Index B	$500.00	-5.00%	-$25.00	$475.00
Index C	$1,000.00	-5.00%	-$50.00	$950.00
Index D	$250.00	-5.00%	-$12.50	$237.50
Fed Funds Index	$1,000.00	1.00%	N/A	$1,000.00

Example 4: On a hypothetical Observation Date, the return for each of the four hypothetical indices from the previous Observation Date to the current Observation Date is -5.00%. Since the Reference Level for each index on the current Observation Date is lower than its applicable Reference Level on the previous Observation Date by 5.00%, the Index Notional Exposure for Index A would be calculated as follows:

Index Notional Exposure of Index A	=	(sum of the previous Index Notional Exposures of Indices A, B, C and D + sum of the Additional Index Amounts) x 12.50% / 100.00%

	=	[$250 + $500 +$1,000 + $250 + $250 x (95% – 1) + $500 x (95% – 1) + $1,000 x (95% – 1) + $250 x (95% – 1)] x 12.50% / 100.00%

	=	$237.50

The Index Notional Exposure for Index B, Index C and Index D above has been calculated in the same manner as the Index Notional Exposure for Index A using their respective Rebalancing Index Weights.

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Indices. A Redemption Trigger Event occurs if the Redemption Amount on any trading day during the period from but excluding the Trade Date to and including the fourth trading day immediately preceding the Final Valuation Date is less than the Redemption Trigger Amount of $600.

The hypothetical Redemption Amount set forth below assumes (i) Initial Reference Levels of 290, 490, 540, 2,100, 205, 197, 295, 1,995 and 172 for the Booster Index, the Momentum Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index, the X-Alpha Index and the Fed Funds Index, respectively, (ii) a Redemption Trigger Event occurs on December 13, 2011, (iii) the Redemption Trigger Valuation Date is December 15, 2011, (iv) December 22, 2011 is the Redemption Trigger Payment Date, and (v) a period of 80 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The actual Initial Reference Levels will be set on the Trade Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Initial Index Notional Exposure	Initial Reference Level	Final Reference Level (December 15, 2011)	Index Return Excluding Adjustment Factors	Index Return Including Adjustment Factors	Additional Index Amount	Final Index Notional Exposure
Booster Index	$250.00	290	247	-15.00%	-15.07%	-$37.67	$212.33
Momentum Index	$800.00	490	417	-15.00%	-15.07%	-$120.54	$679.46
Harvest Index	$800.00	540	459	-15.00%	-15.07%	-$120.54	$679.46
Trends Index	$1,000.00	2100	1785	-15.00%	-15.07%	-$150.68	$849.32
EMERALD	$750.00	205	174	-15.00%	-15.07%	-$113.01	$636.99
Volatility Harvest Index	$550.00	197	167	-15.00%	-15.07%	-$82.87	$467.13
Haven Index	$300.00	295	251	-15.00%	-15.07%	-$45.20	$254.80
X-Alpha Index	$550.00	1995	1696	-15.00%	-15.07%	-$82.87	$467.13
Fed Funds Index	$1,000.00	172	177	3.00%	2.74%	N/A	$1,027.43
Total Index Notional Exposure							$5,274.05
Redemption Amount							$274.05
Return on Securities							-72.60%

On December 15, 2011, the levels of the Rebalancing Indices decrease by 15.00% from their respective Initial Reference Levels, and the level of the Fed Funds Index increases 3.00% from its Initial Reference Level.  In this case, even though the Final Reference Level for the Fed Funds Index is greater than its Initial Reference Level, such increase in the level of the Fed Funds Index is not sufficient to offset the significantly greater decreases in the levels of the Rebalancing Indices. Assuming a period of 29 calendar days from the Trade Date to December 15, 2011, the Index Notional Exposure for the Booster Index on December 15, 2011 would be calculated as follows:

Index Notional Exposure	=	(sum of the previous Index Notional Exposures of the Rebalancing Indices + sum of the Additional Index Amounts) x 5.00% / 100.00%

	=
[$250.00 + $800.00 +$800.00 + $1,000.00 + $750.00 + $550.00 + $300.00 + $550.00 + $250.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $800.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $800.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $1,000.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $750.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $550.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $300.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1) + $550.00 x (85.00% x (1 - 0.01 x (92 / 365)) – 1)] x 5.00% / 100.00%

	=	$212.33

The Index Notional Exposure for the other Rebalancing Indices will be calculated in the same manner as the Index Notional Exposure for the Booster Index using their respective Rebalancing Index Weights.

The Index Notional Exposure for the Fed Funds Index on December 15, 2011 would be calculated as follows:

Index Notional Exposure	=	$1,000.00 x (Fed Funds Index Return + 1)

	=	$1,000.00 x ((103.00% x 0.9975 – 1) + 1)

	=	$1,027.43

Redemption Amount	=	Total Index Notional Exposure – $5,000.00

	=	$212.33 + $679.46 + $679.46 + $849.32 + $636.99 + $467.13 + $254.80 + $467.13 + $1,027.43 – $5,000

	=	$5,274.05 – $5,000 = $274.05

In this case, assuming the Redemption Amount was never less than the Redemption Trigger Amount prior to December 13, 2011, a Redemption Trigger Event would occur on December 13, 2011, making December 15, 2011 the Redemption Trigger Valuation Date and December 22, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Redemption Amount is less than the Redemption Trigger Amount of $600.00 on December 13, 2011. Accordingly, you would receive a Redemption Amount of $274.05 per $1,000.00 Face Amount of securities on the Redemption Trigger Payment Date.

SUMMARY

The securities are designed for investors who seek a leveraged return at maturity that offers exposure to the performance of a weighted basket of nine indices (each, a “Basket Index” and, collectively, the “Basket Indices”): the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM  (the “Booster Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) and the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”, together with the Booster Index, the Momentum Index, the Harvest Index, the Trends Index, EMERALD, the Volatility Harvest Index, the Haven Index and the X-Alpha Index, each, a “Rebalancing Index” and, collectively, the “Rebalancing Indices”) and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The return of each Basket Index is reduced by its applicable Adjustment Factor. Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Index Weights, and will have notional exposure to the Fed Funds Index that is one fifth of the aggregate notional exposures to the Rebalancing Indices.

The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Index Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to the Fed Funds Index will not be adjusted on any quarterly Observation Date.

Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Index depreciates or fails to appreciate sufficiently to offset the effect of the applicable Adjustment Factor over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. In addition, investors will have the right (the “early redemption right”) to cause us to redeem their securities in whole or in part on the specified Investor Redemption Payment Dates. Any payment at maturity or upon an early redemption is subject to the credit of the Issuer.

The Deutsche Bank Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day. For more information on the Fed Funds Index, including information concerning its calculation methodology, please see the section entitled “The Fed Funds Index” herein.

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Booster Index”) is a target volatility index and it seeks to achieve a 14% target volatility level in the Deutsche Bank Commodity Booster - Dow Jones-UBS Excess Return After Cost IndexTM (the “Booster Base Index”) based on the realized volatility of the Booster Base Index over a defined period. The Booster Base Index represents a long commodity exposure and seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. This is just a summary of the Booster Index. For additional information about the Booster Index, please see the section entitled “The Booster Index” herein.

The Deutsche Bank Liquid Commodity Momentum IndexTR

The Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) is intended to reflect the performance of 14 commodities: aluminum, copper, corn, crude oil, gold, heating oil, natural gas, nickel, silver, RBOB gasoline, soybeans, sugar, wheat, and zinc, with each commodity given a weight that is adjusted monthly based on trends in the prices of each commodity and of the commodities as a group. These fourteen commodities are from four commodity sectors – agriculture, energy, industrial metals, and precious metals. The Momentum Index tracks these commodities by investing in the relevant S&P GSCITM (described below) individual commodity sub-indices (each, a “Momentum Base

Index,” and together the “Momentum Base Indices”). The weight of each sub-index in the Momentum Index is systematically adjusted based on the momentum of each commodity it represents relative to the momentum of commodities represented by the other sub-indices. If the overall commodity environment, as measured by the momentum of the 14 underlying commodities over a defined period, is deemed to be bullish, the Momentum Index invests into those sub-indices that show positive momentum, and if the overall commodity environment is deemed to be bearish, the Momentum Index shorts those sub-indices that show negative momentum. This is just a summary of the Momentum Index. For additional information about the Momentum Index, please see the section entitled “The Momentum Index” herein.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Harvest Base Index”) based on the realized volatility of the Harvest Base Index over a defined period. The Harvest Base Index is intended to reflect the performance of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”) after deduction of running cost of 0.60% per annum. The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index – Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and the extent to which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Harvest Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.  This is just a summary of the Harvest Index. For additional information about the Harvest Index, please see the section entitled “The Harvest Index” herein.

The Deutsche Bank Trends x12 Excess Return Index

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that seeks to capture returns generated by trends in short-term interest rates by systematically selecting long and short positions in Eurodollar futures contracts. If the index methodology suggests that short-term interest rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the index methodology suggests that short-term interest rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010. This is just a summary of the Trends Index. For additional information about the Trends Index, please see the section entitled “The Trends Index” herein.

The Deutsche Bank Equity Mean Reversion Alpha Index

The Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG, London Branch (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in underlying supplement No. 5 dated May 5, 2011.

The Deutsche Bank US Volatility Harvest Excess Return Index

 The Deutsche Bank US Volatility Harvest Excess Return Index (the "Volatility Harvest Index") is intended to reflect a volatility arbitrage strategy which aims to generate consistent returns from implied volatility, realized volatility and mean reversion in the S&P 500® Index.  The Volatility Harvest Index was created by the Index Sponsor on August 25, 2010 and is calculated, maintained and published by the Index Sponsor. The closing level of the Volatility Harvest Index was set to 100 on December 17, 1999. The Volatility Harvest Index is denominated in U.S. dollars.

The Volatility Harvest Index is comprised of a fixed weight combination of the following three Deutsche Bank AG proprietary indices: the Deutsche Bank ImpAct Dollar Equity Volatility BID Index ("ImpAct"), which tracks the performance of a strategy of selling volatility with respect to the S&P 500® Index; EMERALD, which tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis; and the Deutsche Bank Equity Long Volatility Investment Strategy II ("ELVIS II"), which tracks the performance of a long position in a 3-month forward 6-month variance swap on the S&P 500® Index.  This is just a summary of the Volatility Harvest Index. For additional information about the Volatility Harvest Index, please see the section entitled “The Volatility Harvest Indices — The Deutsche Bank US Volatility Harvest Excess Return Index” in underlying supplement No. 5 dated May 5, 2011.

The Deutsche Bank Haven Plus Excess Return Index

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Haven Base Index”), with adjustments made to the level of exposure to the Haven Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Haven Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Haven Base Index, and therefore the Haven Index. This is just a summary of the Haven Index. For additional information about the Haven Index, please see the section entitled “The Haven Index” herein.

The Deutsche Bank X-Alpha USD Excess Return® Index

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by the Index Sponsor relative to the performance of four regional equity benchmark indices maintained by third-party sponsors. The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom.  The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the above-referenced geographic regions. This is just a summary of the X-Alpha Index. For additional information about the X-Alpha Index, please see the section entitled “The X-Alpha Index” herein.

SELECTED PURCHASE CONSIDERATIONS

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APPRECIATION POTENTIAL — The securities are designed for investors who seek a leveraged return at maturity by providing a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities. Because the securities are our senior obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer participation in the performance of the Basket Indices, with the return of each reduced by its applicable Adjustment Factor. Because the securities provide a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities, any negative return of the Basket Indices will be combined resulting in a leveraged loss on your investment. Your payment at maturity or upon an early redemption will be further reduced by the applicable Adjustment Factor of each Basket Index. You may lose some or all of your investment in the securities if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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QUARTERLY REBALANCING OF THE REBALANCING INDICES TO MAINTAIN EXPOSURES REFLECTING THEIR RESPECTIVE REBALANCING INDEX WEIGHTINGS — Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Index Weights. The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Index Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to the Fed Funds Index will not be adjusted on any quarterly Observation Date. The quarterly rebalancing of the notional exposure to each of the Rebalancing Indices provides higher exposure to those Rebalancing Indices that have fallen in index levels and lower exposure to those Rebalancing Indices that have risen in index levels.

•	POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Redemption Amount on the Redemption Trigger Valuation Date, even if the Basket Indices subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced by the Adjustment Factors. The Adjustment Factors of the applicable Rebalancing Indices are applied to the Period Index Returns for the applicable Rebalancing Indices on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Fed Funds Adjustment Factor is applied to the Fed Funds Index Return on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the Fed Funds Adjustment Factor, on the Trade Date). Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

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EARLY REDEMPTION RIGHT — You will have the right to cause us to redeem the securities in whole or in part for the Redemption Amount, on any trading day during the Election Period, as set forth under “General Terms of the Securities — Investor Early Redemption.”

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

RISK FACTORS

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon an early redemption is linked to the performance of the Basket Indices. Because the securities provide a total notional exposure of $6,000 on the Trade Date for each $1,000 Face Amount of securities, your investment will be fully exposed to any decline in the Basket Indices on a combined basis resulting in a leveraged loss on your investment. In particular, any positive performance of a Basket Index may be offset by negative performance of other Basket Indices, and the Redemption Amount could decline very rapidly if all Basket Indices decline simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Index is positive or negative. You will lose some or all of your initial investment if the Redemption Amount is less than $1,000 per $1,000 Face Amount of securities.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon an early redemption, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the payment at maturity or upon an early redemption owed to you under the terms of the securities.

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QUARTERLY REBALANCING OF THE REBALANCING INDICES MAY MAGNIFY YOUR EXPOSURES TO DECREASES IN THESE BASKET INDICES AND REDUCE YOUR EXPOSURE TO INCREASES IN THESE BASKET INDICES — Investors will have weighted notional exposures to the Rebalancing Indices on the Trade Date based on their respective Rebalancing Index Weights. The Rebalancing Indices will be rebalanced on each quarterly Observation Date by resetting investors’ notional exposure to each Rebalancing Index to again reflect its respective Rebalancing Index Weight, but at a level arrived at by taking into account the combined performance of the Rebalancing Indices over the previous three months, adjusted by their respective Adjustment Factors. Investors’ notional exposure to the Fed Funds Index will not be adjusted on any quarterly Observation Date. The quarterly rebalancing of investors' notional exposures to the Rebalancing Indices to reflect their respective Rebalancing Index Weights provides higher exposure to those Rebalancing Indices that have fallen in index levels and lower exposure to those Rebalancing Indices that have risen in index levels.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount on the Redemption Trigger Payment Date. The Redemption Amount payable on the Redemption Trigger Payment Date will be calculated using the Redemption Amount on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If the Redemption Amount is less than the Redemption Trigger Amount on any trading day from the Trade Date to the fourth trading day immediately prior to the Final Valuation Date, a Redemption Trigger Event has occurred, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion of your initial investment and you may lose your entire initial investment. In addition, you will not benefit from any increase in the Redemption Amount that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity. Therefore, you may be exposed to any decrease in the levels of these Basket Indices on an enhanced basis, and your participation in any increase in the levels of these Basket Indices on a reduced basis.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON AN EARLY REDEMPTION — The payment at maturity or upon an early redemption will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Index. The Adjustment Factors for each of the Rebalancing Indices reduce their Period Index Returns by approximately 0.25% each quarter the securities remain outstanding. The dollar amount by which the Adjustment Factors reduce the Index Notional Exposures, and therefore the Redemption Amount, increases as the Reference Levels of the Basket Indices increase on the relevant Valuation Dates. In addition, because of the leveraged exposure to the Basket Indices, the Adjustment Factors will reduce the Redemption Amount on a leveraged basis. The Adjustment Factor of each of the Rebalancing Indices is applied to the Period Index Return for each of the Rebalancing Indices, respectively, on each Observation Date, the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Fed Funds Adjustment Factor is applied to the Fed Funds Index Return, on the Final Valuation Date, the Redemption Trigger Valuation Date or the Investor Redemption Valuation Date, as applicable. The Adjustment Factors will reduce the return on the securities regardless of whether the Reference Level on any Valuation Date is greater than, less than or equal to the Reference Level on the immediately preceding Observation Date (or, in the case of the Fed Funds Adjustment Factor, on the Trade Date).  At maturity or upon an early redemption, you will receive less than your initial investment unless the Redemption Amount, after taking into account the Adjustment Factors, is equal to or greater than $1,000 per $1,000 Face Amount of securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity, commodity, currency or derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the relevant markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equity, commodity or currency transactions.  In addition, we or one or more of our affiliates may hedge our equity, commodity or currency exposure from the securities by entering into various hedging transactions. Such trading and hedging activities may have material adverse effect on the equity, commodity or currency prices and consequently have a negative impact on the performance of the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity or upon an early redemption described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE INDEX SPONSOR OF THE BASKET INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of each of the Basket Indices (the “Index Sponsor”). We, as the Calculation Agent, will determine whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by such Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the Index Sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon an early redemption, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Redemption Amounts and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities.  The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Reference Level, the returns of the Basket Indices, and the Redemption Amount.  The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether a Basket Index has been discontinued and whether there has been a material change in the method of calculation of the Basket Indices.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The determination of a Market Disruption Event by the Calculation Agent could adversely affect the amount of payment you receive at maturity or upon an early redemption.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Indices, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the volatility of the Basket Indices;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the applicable Base Indices;

•	the composition of the Basket Indices and any changes to the component stocks underlying the applicable Basket Indices;

•	the equity markets generally and any stock prices and dividend rates reflected in the applicable Basket Indices;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Indices and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest rates and yields generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning the positive performance of one Basket Index could be entirely offset by the negative performance of the other.

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THE BASKET INDICES ARE UNEQUALLY WEIGHTED — The Basket Indices are unequally weighted. Accordingly, performances by the Basket Indices with higher weightings will influence the Redemption Amount to a greater degree than the performances of Basket Indices with lower weightings. If one or more of the Basket Indices with higher weightings perform poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the lower weighted Basket Indices.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that is described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should also note that, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders,” legislation enacted in 2010 regarding dividend-related payments could result in the imposition of withholding tax on an investment in the securities. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Indices

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Booster Base Index, the Harvest Base Index and each Momentum Base Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Booster Base Index, the Harvest Base Index and each Momentum Base Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the Calculation Agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this term sheet.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Booster Base Index, the Harvest Base Index and each Momentum Base Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Booster Base Index, the Harvest Base Index and each Momentum Base Index, consequently the levels of the Booster Index, the Harvest Index and Momentum Index and the value of your securities in varying ways, and different factors may cause the values of the constituents of the Booster Index, the Harvest Index and Momentum Index, and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Booster Base Index, the Harvest Base Index and each Momentum Base Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date or the Redemption Trigger Valuation Date, the per-unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Booster Base Index, the Harvest Base Index and each Momentum Base Index could be adversely affected and the levels of the Booster Index and the Harvest Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE BASE INDICES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Booster Base Index, the Harvest Base Index and each Momentum Base Index may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Booster Base Index, the Harvest Base Index and each Momentum Base Index and, consequently, the levels of the Booster Index, the Harvest Index, the Momentum Index and the return on your investment.

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EMERGING MARKETS COUNTRIES OFTEN SUFFER FROM POLITICAL AND ECONOMIC INSTABILITY — The components included in the Booster Base Index, the Harvest Base Index, each Momentum Base Index and the Haven Base Index may include or be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and in some cases, instability and reaction against market reforms has occurred. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation or social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging or developing market nation. Political or economic instability is likely to have an adverse effect on the performance of the Booster Base Index, the Harvest Base Index, each Momentum Base Index and the Haven Base Index and, consequently, the levels of the Booster Index, the Harvest Index, the Momentum Index, the Haven Index and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE BASE INDICES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date, the Redemption Trigger Valuation Date  or the Investor Redemption Valuation Date would likely have an adverse effect on the closing levels of the Booster Base Index, the Harvest Base Index and each Momentum Base Index and, therefore, on the levels of the Booster Index, the Harvest Index and the Momentum Index, and the return on your securities. Limited liquidity relating to the commodities included in the Booster Base Index, the Harvest Base Index and each Momentum Base Index may also result in the Index Sponsor being unable to determine the levels of the Booster Base Index, the Harvest Base Index, each Momentum Base Index, the Booster Index, the Harvest Index or the Momentum Index using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of the Booster Base Index, the Harvest Base Index and each Momentum Base Index, and, therefore, the levels of the Booster Index, the Harvest Index, the Momentum Index and the value of your securities.

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THE ALLOCATION FEATURE OF THE BOOSTER INDEX AND THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE RESPECTIVE BASE INDICES AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE RESPECTIVE BASE INDICES —  Each of the Booster Index and the Harvest Index adjusts the level of its investment in the Booster Base Index and the Harvest Base Index, respectively, on a monthly basis.  The level of participation by each of the Booster Index and the Harvest Index in the Booster Base Index and the Harvest Base Index, respectively, in any given month will depend on the volatility experienced by such base index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decreases in the levels of the Booster Base Index and the Harvest Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increases in the levels of the Booster Base Index and the Harvest Base Index may be less than 100%.

•
THE MOMENTUM INDEX IS SUBJECT TO STRATEGY RISK — The Momentum Index rebalances the weights given to each of the Momentum Base Indices based on signals of the overall commodity environment on the Momentum Index’s Monthly Observation Date (as defined below), as measured by the momentum of the 14 underlying commodities of the Momentum Index. If the overall commodity environment is deemed to be bullish, the Momentum Index invests into those Momentum Base Indices that show positive momentum and if the overall commodity environment is deemed to be bearish, the Momentum Index takes a short position in those Momentum Base Indices that show negative momentum. If the environment is trending sideways without clear momentum signals, the Momentum Index stays neutral and does not invest in any of the Momentum Base Indices.

The momentum strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate. If the commodity environment is deemed to be neutral, the Momentum will not invest in any of the Momentum Base Indices and will not participate in any potential gains in these indices until the next rebalancing. If a Momentum Base Index’s momentum is different from that of the overall commodity environment, the Momentum Index will not invest in such Momentum Base Index until the next rebalancing, even though such Momentum Base Index may increase significantly in the relevant period. The historical momentum of the underlying commodities, as determined on the Momentum Index’s Monthly Observation Date, may not be indicative of their future momentum. If the momentum strategy is not successful, the level of the Momentum Index, and consequently the return on your securities, may be adversely affected.

•
THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Harvest Index” in this term sheet, the Harvest Base Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Harvest Base Index. Because the level of participation of the Harvest Index in the Harvest Base Index may be greater than 100%, the effect of the embedded fee of the Harvest Base Index may be magnified in the Harvest Index. The maximum exposure of the Harvest Index to the Harvest Base Index, on a Rebalancing Date, is 500%. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

•
THE TRENDS INDEX CONTAINS EMBEDDED COSTS — The Trends Index employs a strategy that seeks to go long Eurodollar futures contracts when rates are falling and to go short Eurodollar futures contracts (as defined under “The Basket Indices – The Trends Index” below) when rates are rising.  At any time, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position. The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor will charge a 12 basis point fee per quarterly roll to cover the rebalancing costs.  The level of the Trends Index will be adjusted on a rolling basis to reflect the rebalancing costs.

•
THE TRENDS INDEX IS SUBJECT TO STRATEGY RISK — The strategy of the Trends Index is to systematically select long and short positions in Eurodollar futures contracts in order to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index will take a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index will take a short position in the fourth Eurodollar futures contract.  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.

The strategy of the Trends Index may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  The trend of short-term interest rates can be reversed quickly, while the Trends Index cannot make corresponding adjustments quickly as a result of the requirement that position switch occur quarterly.  If the strategy of the Trends Index is not successful, the level of the Trends Index, and consequently the return on your securities, may be adversely affected.

•
EMERALD STRATEGY RISK — EMERALD reflects a strategy that aims to monetize the difference between daily volatility and weekly volatility exhibited by the S&P® 500 Index by periodically buying daily volatility and selling weekly volatility on the S&P® 500 Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, but will decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that EMERALD will appreciate during the term of the securities.  The strategy utilized by EMERALD may not be successful, and the level of EMERALD may decline during the term of the securities.

•
EMERALD CONTAINS EMBEDDED COSTS — Each Sub-Index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each Sub-Index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

•
THE VOLATILITY HARVEST INDEX STRATEGY RISK — The Volatility Harvest Index reflects a strategy that aims to generate consistent returns from implied volatility, realized volatility and mean reversion in the S&P 500® Index. The Volatility Harvest Index seeks to achieve its aim via a fixed weight combination of notional investments in the three Strategy Indices: 67.5% for ImpAct, 52.5% for EMERALD and 30.0% for ELVIS II. The

fixed weights are intended to allow the Volatility Harvest Index to be "volatility neutral" and "non-directional" such that it aims to achieve performance regardless of whether volatility (implied or realized) increases or decreases in respect of the S&P 500® Index.  The strategy utilized by the Volatility Harvest Index may not be successful, and the level of the Volatility Harvest Index may decline during the term of the securities.

•
HAVEN STRATEGY RISK — The Haven Index employs a volatility filter based on the comparison of the long-term and short-term moving averages of one-week implied volatility of EUR/USD at-the-money options to dynamically adjust its notional participation, up to a maximum of 100%, in the Haven Base Index.  If the short-term average exceeds the long-term average, the volatility filter will reduce the Haven Index’s notional participation in the Haven Base Index. Conversely, if the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Haven Base Index, up to the maximum of 100%.  Therefore, your exposure to any increase or decrease in the level of the Haven Base Index may be less than 100%. You may not be able to fully participate in the appreciation of the Haven Base Index if the volatility filter reduces the Haven Index’s notional participation in the Haven Base Index to less than 100%, and you may suffer a greater loss if the Haven Base Index depreciates while the volatility filter increases the notional participation in the Haven Base Index.

The Haven Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. The strategy reflected in the Haven Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential loss from currency rate risk. This strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

If the strategy of the Haven Index or the Haven Base Index is not successful, the level of the Haven Index, and consequently the return on your securities, may be adversely affected.

•
GAINS IN CERTAIN COMPONENTS OF THE HAVEN BASE INDEX MAY BE OFFSET BY LOSSES IN OTHER COMPONENTS OF THE HAVEN BASE INDEX — The Haven Base Index reflects the performance of a basket of equally weighted notional long and short 3-month forward positions in certain Eligible Currencies (as defined below) against the U.S. dollar.  The Haven Base Index takes notional long forward positions in those Eligible Currencies with the highest 3-month interest rates for deposits in such currencies (the “Long Currencies”), and takes notional short forward positions in those Eligible Currencies with the lowest 3-month interest rates for deposits in such currencies (the “Short Currencies”).  The performance of the Haven Base Index, and consequently, the Haven Index will be based, in part, on the appreciation or depreciation of the basket of the Long Currencies and the Short Currencies as a whole.  An appreciation of the Long Currencies versus the dollar or a depreciation of the Short Currencies versus the dollar will result in positive returns of the Haven Base Index. Conversely, a depreciation of the Long Currencies versus the dollar or an appreciation of the Short Currencies versus the dollar will result in negative returns of the Haven Base Index. However, positive performance of one or more Eligible Currencies included in the basket may be offset, in whole or in part, by negative performance of one or more other Eligible Currencies in the basket of lesser, equal or greater magnitude, which in the aggregate may cause the return of the Haven Base Index to be equal to or less than zero.

•
THE HAVEN BASE INDEX CONTAINS EMBEDDED COSTS — As described in more detail under “The Haven Index” in this term sheet, the Haven Base Index contains an embedded fee of 1.5% per annum, which applies regardless of the performance of the Haven Base Index. This fee will reduce the return of the Haven Base Index, and consequently, the Haven Index on an annual basis. This fee is in addition to, and irrespective of, the Haven Adjustment Factor.

•
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the values of the components reflected in the Haven Base Index, the performance of the Haven Index and the value of your securities in varying ways, and different factors may cause the values of the components of the Haven Base Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE X-ALPHA INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL AND MAY OFFSET EACH OTHER — The X-Alpha Index uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight Deutsche Bank proprietary equity indices (collectively, the “DB Regional Style Indices“) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (collectively, the “Benchmark Indices” and, together with the DB Regional Style Indices, the “X-Alpha Liquid Alpha Constituents”). The closing level of the X-Alpha Index on any trading day will depend on the performance, in relation to each pair of X-Alpha Liquid Alpha Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an “X-Alpha Index Constituent Pair”), of each DB Regional Style Index compared to the Benchmark Index with which it is paired. The X-Alpha Index Constituent Pairs are assigned different weightings in the X-Alpha Index. Positive returns generated by one or more X-Alpha Index Constituent Pairs may be moderated by smaller positive returns or offset by negative returns generated by the other X-Alpha Index Constituent Pairs, particularly if the X-Alpha Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

•
AN INVESTMENT LINKED OR RELATED TO THE X-ALPHA INDEX WILL NOT NECESSARILY BE THE SAME AS AN INVESTMENT IN ANY DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS — The X-Alpha Index closing level on any trading day will depend on the performance, in relation to an X-Alpha Index Constituent Pair, of each DB Regional Style Index compared to the Benchmark Index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each X-Alpha Index Constituent Pair, is positive, the X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each X-Alpha Index Constituent Pair, is negative, the X-Alpha Index closing level will fall. Even if a DB Regional Style Index achieves a positive return, the X-Alpha Index Constituent Pair of which it is a member could achieve a negative return if the Benchmark Index included in such Index Constituent Pair achieves a greater positive return. Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant Benchmark Indices when measured by reference to each X-Alpha Index Constituent Pair. You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which together form each X-Alpha Index Constituent Pair.

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THE RETURNS OF THE X-ALPHA INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES — For the purposes of determining the returns of the X-Alpha Index Constituent Pairs (each consisting of a DB Regional Style Index together with a Benchmark Index), the currency in which any DB Regional Style Index or Benchmark Index (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted.

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THE ACTUAL EXPERIENCED VOLATILITY OF EACH X-ALPHA INDEX CONSTITUENT PAIR AND THE X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE PERFORMANCE OF THE X-ALPHA INDEX — The weighting of the X-Alpha Model and each X-Alpha Index Constituent Pair in the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum participation of 50% and a maximum participation of 150%, the actual volatility realized on the X-Alpha Index Constituent Pairs and the X-Alpha Model will not necessarily equal the volatility target, which could have an adverse effect on the value of the X-Alpha Index.

•
THE CALCULATION OF THE CLOSING LEVEL OF THE X-ALPHA INDEX WILL INCLUDE THE DEDUCTION OF A BORROW FEE — On each trading day, the calculation of the closing level of the X-Alpha Index will include the deduction of a borrow fee to defray the cost of hedging exposure to the X-Alpha Index on such day.

•	THE BASKET INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the levels of the Basket Indices began on the following dates:

Basket Index	Inception Date
Fed Funds Index	October 15, 2007
Booster Index	October 12, 2010
Harvest Index	May 11, 2008
EMERALD	October 12, 2009
Haven Index	October 15, 2010

Trends Index	November 3, 2010
Volatility Harvest Index	August 25, 2010
X-Alpha Index	October 31, 2007
Momentum Index	October 18, 2010

Therefore, some of the Basket Indices have limited performance history, and no actual investment which allowed tracking of the performance of these Basket Indices was possible before these respective dates.

THE BASKET INDICES

For a description of EMERALD or the Volatility Harvest Index, see the accompanying underlying supplement No. 5 dated May 5, 2011.

The Fed Funds Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Fed Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360) x R(t’)+1)) x IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

The Booster Index

The Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM (the “Booster Index”) is intended to reflect the effect of a dynamic allocation strategy in respect of the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost IndexTM (the “Base Index”) based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Booster Index was October 12, 2010.

The Booster Index has been calculated back to a base date of November 28, 1997.  The level of the Booster Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 28, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Booster Index uses an allocation strategy that seeks to maintain a target volatility of 14% in the Base Index. Whereas the Base Index has no controls for volatility, the Booster Index dynamically controls the exposure to the Base Index in order to target realized volatility of 14%.

Rebalancing occurs monthly to reset the participation of the Booster Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Booster Index to the Base Index on any Rebalancing Date is 500%.

If, at a Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 14%, the participation of the Booster Index in the Base Index will be 100%. If, at the Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 14%, the participation of the Booster Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 14%, the Booster Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 14%, the participation of the Booster Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 14%, the Booster Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 7% (equal to 50% of the target volatility of 14%), the participation of the Booster Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 28% (equal to 200% of the target volatility of 14%), the participation of the Booster Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of October 26, 2011, the participation level of the Booster Index in the Base Index was 75.27%.

The Base Index - the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost IndexTM

The Base Index is sponsored by Deutsche Bank AG, London Branch.  The Base Index seeks to outperform the Dow Jones UBS Commodity IndexSM (the “DJUBS Index”) (described below) by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the DJUBS Index.  For Live Cattle, Soybean Oil, and Lean Hogs, the respective DJUBS Index weight for that commodity is assigned to the corresponding DJUBS Index sub-index. The constituent commodities included in the Base Index are set forth below.

For each index constituent in the Base Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Base Index re-weights on an annual basis after the new DJUBS Index weights have been announced.

The Index Sponsor calculates a closing level for the Base Index on an “excess return after cost” basis (the “ERAC Closing Level”) on each Index Business Day taking into account an 0.70% annual running cost factor.

The inception date of the Base Index was October 12, 2010.

The DJUBS Index

The DJUBS Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the DJUBS Index is designed to provide weights that reflect economic significance, diversification, continuity and liquidity.  To determine its component weightings, the DJUBS Index relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity.  To balance the DJUBS Index beyond world production weighting, the DJUBS Index weights are also determined by several rules designed to ensure diversified commodity exposure as disproportionate weighting of any particular commodity or sector may increase volatility.  With respect to diversification, the DJUBS Index does not allow related groups of commodities (e.g., energy or precious metals) to constitute more than 33% of the DJUBS Index, and no single commodity may constitute less than 2% or more than 15% of the DJUBS Index. The DJ-UBS Commodity Index Advisory Committee meets annually to determine the composition of the DJUBS Index in accordance with the index methodology established in the DJ-UBS Handbook as published by the sponsors of the DJUBS Index – Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”).

Components of the Base Index

The table below shows those sub-indices included in the Base Index, as well as their respective weights within the Base Index, as of October 26, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Base Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	14.12%
DBLCI-OY GC (Gold)	N.Y. Mercantile Exchange - COMEX	DBLCOGCE Index	13.94%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	8.95%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	7.56%

DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	6.47%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	8.25%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.82%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	3.40%
DJ UBS Live Cattle ER	Chicago Mercantile Exchange	DJUBSLC Index	3.52%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	4.04%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	4.01%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	4.07%
DJ UBS Soybean Oil ER	Chicago Board of Trade	DJUBSSBO Index	2.65%
DBLCI-OY KC (Coffee "C")	ICE Futures U.S.	DBLCYEKC Index	2.55%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.77%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	2.24%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	2.14%
DJ UBS Lean Hogs ER	Chicago Mercantile Exchange	DJUBSLH Index	2.13%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	3.38%

Methodology of the Booster Index

Participation in the Base Index

The level of notional participation of the Booster Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:
Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 14%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant Calculation Date.

Rebalancing occurs on the last Index Business Day of each calendar month (the “Rebalancing Date”). The “Calculation Date” for a particular Rebalancing Date is the date that is two Index Business Days prior to such Rebalancing Date.

An “Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant Calculation Date, the number of Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the ERAC Closing Level of the Base Index on the jth Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the ERAC Closing Level of the Base Index on the Index Business Day immediately preceding the jth Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a Calculation Date, the period from (but excluding) the Calculation Date falling in the third calendar month prior to the month in which the Calculation Date falls to (and including) the Calculation Date.

Excess Return After Cost Calculation

The Index Sponsor will calculate a closing level for the Booster Index on an “excess return after cost” basis. The excess return after cost calculation reflects the daily percentage that the Base Index has changed as compared to its ERAC Closing Level on the last Rebalancing Date. This percentage change is weighted by the current Allocation of the Booster Index to the Base Index. The minimum closing level for the Booster Index is 0.

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level of the Booster Index on each Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the Rebalancing Date immediately preceding such Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the Rebalancing Date immediately preceding such Index Business Day and (y) (a) the quotient of (i) the ERAC Closing Level of the Base Index on such Index Business Day (as numerator) and (ii) the ERAC Closing Level of the Base Index on the Rebalancing Date immediately preceding such Index Business Day less (b) 1.

Expressed as a formula:
TV(t)	=	TV(m(t))	x	[	1 + Allocation(m(t))	x	(	Index(t)	-1)	]
Index(m(t))

Where:

“TV(t)” is the TV ERAC Closing Level of the Booster Index for the relevant Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level of the Booster Index on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Allocation (m(t))” is the Allocation on the Rebalancing Date immediately preceding the relevant Index Business Day;

“Index (t)” means the ERAC Closing Level of the Base Index on the relevant Index Business Day; and

“Index (m(t))” means the ERAC Closing Level of the Base Index on the Rebalancing Date immediately preceding the relevant Index Business Day.

Corrections to the ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor will have regard to subsequent corrections to the ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Index Business Day following the Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)	calculate the closing levels by reference to the ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Booster Index and the publication of the closing levels relating to the Booster Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Booster Index and the publication of the closing levels relating to the Booster Index or (c) make such determinations and/or adjustments to the terms of this description of the Booster Index as it considers appropriate to determine the closing levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a closing level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to an Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means the index which will be deemed to be the Base Index for the purposes of determining the ERAC Closing Level if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a Successor Index (as defined below) using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of the Booster Index as it considers appropriate to determine the TV ERAC Closing Level on any such Index Business Day; and/or
(ii)	defer publication of the information relating to the Booster Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or
(iii)	permanently cancel publication of the information relating to the Booster Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Booster Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Booster Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Booster Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Booster Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Booster Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMBTVN <Index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMBTVN <Index> and the TV ERAC Closing Level as calculated pursuant to the Index description contained herein and the related Index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

THE MOMENTUM INDEX

General

The Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”) is intended to reflect the performance of 14 commodities: aluminum, copper, corn, crude oil, gold, heating oil, natural gas, nickel, silver, RBOB gasoline, soybeans, sugar, wheat, and zinc, with each commodity given a weight that is adjusted monthly based on trends in the prices of each commodity and of the commodities as a group. These fourteen commodities are from four commodity sectors – agriculture, energy, industrial metals, and precious metals. The Momentum Index tracks these commodities (the “Index Commodities”) by investing in the relevant S&P GSCITM (described below) individual commodity sub-indices, as set forth in the table below (each a “Base Index”, and together the “Base Indices”).  The inception date of the Momentum Index was October 18, 2010.

The weight of each Base Index in the Momentum Index is systematically adjusted based on the momentum of each commodity it represents relative to the momentum of commodities represented by the other Base Indices. The weighting is determined dynamically based on technical signals on the fifth from last Index Business Day (as defined below) of each calendar month (the “Monthly Observation Date”). If the overall commodity environment, as measured by the momentum of the 14 underlying commodities over a defined period (as set forth below), is deemed to be bullish, the Momentum Index invests into those Base Indices that show positive momentum, and if the overall commodity environment is deemed to be bearish, the Momentum Index shorts those Base Indices that show negative momentum. Weights are equally distributed to all the selected Base Indices such that the sum of the weights will equal 100%. If the environment is trending sideways without clear momentum signals, the Momentum Index stays neutral and does not invest into any of the Base Indices, so that the sum of the weights will equal 0%.

Based on the weight of each Base Index determined on the Monthly Observation Date, the holding of each Base Index will be adjusted on the first Index Business Day of the next calendar month (the “Monthly Rebalancing Date”), as further described below. The holding of each Base Index will remain constant until the next Monthly Rebalancing Date.

The table below shows the Base Indices included in the Momentum Index and the respective current weight of each Base Index as of October 26, 2011. The weights in the table below that are negative represent a short position in the applicable Base Index, the weights that are positive represent a long position in the applicable Base Index and the weights that are zero represent that the Momentum Index is not invested in the applicable Base Index.

Base Index	Bloomberg Ticker	Weight
S&P GSCI Crude Oil ER Index	SPGCCLP Index	0%
S&P GSCI Natural Gas ER Index	SPGCNGP Index	0%
S&P GSCI Corn ER Index	SPGCCNP Index	0%
S&P GSCI Wheat ER Index	SPGCWHP Index	0%
S&P GSCI Soybean ER Index	SPGCSOP Index	0%
S&P GSCI Sugar ER Index	SPGCSBP Index	0%
S&P GSCI Copper ER Index	SPGCICP Index	0%
S&P GSCI Aluminum ER Index	SPGCIAP Index	0%
S&P GSCI Zinc ER Index	SPGCIZP Index	0%
S&P GSCI Nickel ER Index	SPGCIKP Index	0%
S&P GSCI Gold ER Index	SPGCGCP Index	0%
S&P GSCI Silver ER Index	SPGCSIP Index	0%
S&P GSCI RBOB Gasoline ER Index	SPGCHUP Index	0%
S&P GSCI Heating Oil ER Index	SPGCHOP Index	0%

A closing level for the Momentum Index will be calculated by the Index Sponsor on an "excess return" basis (the “ER Closing Level”).  The ER Closing Level will be published by the Index Sponsor as soon as reasonably practicable after the Index Valuation Time on each Index Business Day, subject to adjustment as provided herein.

“Index Business Day” means:

(i)
a day (other than a Saturday or Sunday) which is not a holiday in the CME Group New York Floor holiday calendar for the relevant year as published on the CME Group website (or such other holiday calendar as the Index Sponsor determines to be the successor to such holiday calendar); and

(ii)	which is an S&P Index Business Day (as defined in the S&P Description) in respect of the S&P Index.

“Index Valuation Time” means 11.00 pm (London time) on each Index Business Day or, if the publication time of the closing level in respect of any Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time for the Momentum Index.

Excess Return Calculation

Subject to “Index Commodity Adjustment Event”, the ER Closing Level on each Index Business Day is calculated by the Index Sponsor as:

Where:

ILer(t)	= ER Closing Level on Index Business Day t
ILer(t-1)	= ER Closing Level on the Index Business Day immediately preceding Index Business Day t
ILa(t, i)	= Base Index “i” closing level on Index Business Day t
ILa(t – 1, i)	= Base Index “i” closing level on the Index Business Day immediately preceding the Index Business Day t
Ua(k, i)	= Holding of Base Index “i” on Index Business Day t, as computed on the Monthly Rebalancing Date k immediately preceding (and excluding) t.

The Momentum Index has been calculated back to November 1, 2000 (the “Base Date”). On the Base Date the ER Closing Level was 100.

Rebalancing

The holding of each Base Index is rebalanced monthly on the 1st Index Business Day (the “Monthly Rebalancing Date”) of each calendar month and will remain constant until the next Monthly Rebalancing Date. The rebalancing is based on the weight of the Base Indices (the “Index Weight”) determined on the Monthly Observation Date immediately preceding the relevant Monthly Rebalancing Date, the ER Closing Level and the Base Index closing level on the relevant Monthly Rebalancing Date. The holding for Index Commodity “i” on the Monthly Rebalancing Date k is calculated as follows:

Where:
ILer(k)	= ER Closing Level on Monthly Rebalancing Date k
ILa (k, i)	= Base Index “i” closing Level on Monthly Rebalancing Date k
W(o, i)	= Weight of Base Index “i” on the relevant Monthly Observation Date o immediately preceding the Monthly Rebalancing Date k

If an Exception Rebalancing Event (as defined below) occurs, the Index Business Day immediately following such Exceptional Rebalancing Event will be an “Exceptional Rebalancing Date” (together with the Monthly Balancing Dates, the “Balancing Dates”), and a rebalancing will occur on such date in accordance with the provisions below.

Weight Determination of the Base Indices

Unless an Exceptional Rebalancing Event (as defined below) has occurred, the Momentum Index is rebalanced monthly on the relevant Monthly Rebalancing Date based on the weight of each Base Index determined in accordance with the steps set forth below on the relevant Monthly Observation Date.

First, on each Index Business Day for each Base Index “i”, a directional indicator (DI) is calculated by comparing its average level over the past 15 Index Business Days (short-term moving average, or STMA) to its average level over the past 60 Index Business Days (long-term moving average, or LTMA). If LTMA is less than STMA for the relevant Base Index, the DI will be “Bullish” for such Base Index on the relevant date of calculation. If LTMA is greater than STMA, the DI will be “Bearish.” If LTMA is equal to STMA, the DI will be “Neutral.”

Second, an environmental indicator (EI) for an Index Business Day is calculated based on the directional indicators of all of the Base Indices. If the DIs for nine or more Base Indices are “Bullish” for such day, the EI will equal 100%. If the DIs for nine or more Base Indices are “Bearish”, the EI will equal -100%. In all other cases, the EI will equal 0.

Third, a “Signal” is generated for each Monthly Observation Date based on the average of EIs over the past 45 Index Business Days. If the average of the EIs over the past 45 Index Business Days is greater than or equal to 50%, the Signal will be “Bullish.” If the average of the EIs over the past 45 Index Business Days is less than or equal to -50%, the Signal will be “Bearish.” In all other cases, the Signal will be “Neutral.”

If the Signal on the Monthly Observation Date t is “Neutral”, the weight for each Base Index will be set to zero and the Momentum Index will be uninvested. If the Signal on the Monthly Observation Date t is “Bearish” or “Bullish”, the weight of each Base Index “i”, W(t,i), will be determined by comparing the Signal on the Monthly Observation Date t to the directional indicator of such Base Index on the same date.

•
If the Signal generated is “Bullish”, the Base Indices with the DI of “Bullish” on the same day will be assigned a weight representing a long position in those Base Indices equal to i) 1 divided by ii) the number of Base Indices with the DI of “Bullish” on the same day; all the other Base Indices will be assigned a weight of 0.

•
If the Signal generated is “Bearish”, the Base Indices with the DI of “Bearish” on the same day will be assigned a weight representing a short position in those Base Indices equal to i) 1 divided by ii) the number of Base Indices with the DI of “Bearish” on the same day; all the other Base Indices will be assigned a weight of 0.

An “Exceptional Rebalancing Event” is deemed to have occurred if, on the 15th Index Business Day before the last Index Business Day of each calendar month (the “Exceptional Rebalancing Observation Date,” together with the Monthly Observation Dates, “Observation Dates”), the Signal generated on such day, as compared to the Signal generated on the immediately preceding Monthly Observation Date, has changed from a value below -0.50 to a value above 0.50, or from a value above 0.50 to a value below -0.50. If an Exceptional Rebalancing Event occurs, the weights of all the Base Indices will be rebalanced following the steps above. Such rebalancing is implemented one Index Business Day after the Exceptional Rebalancing Observation Date using the weights determined on the Exceptional Rebalancing Observation Date.

Index Commodity Adjustment Event

If, in respect of an Index Business Day, a S&P Adjustment Event has occurred in relation to any Index Commodity and the related Designated Contract Expiration (each such Index Commodity, a “Disruption Affected Commodity”, such Index Business Day, an “Affected Business Day” and, where multiple Affected Business Days fall on consecutive Index Business Days, each such day a “Multiple Affected Business Day”), then on the immediately succeeding Index Business Day that is a Non-Disrupted Day in respect of all Index Commodities (such day, the “Adjustment Event End Date”), the Index Sponsor will, where such Affected Business Day (or any such Multiple Affected Business Day) has fallen on a Rebalancing Date, determine (i) the ER Closing Level and (ii) the holding of each Base Index, in each case, in respect of the Adjustment Event End Date as if the applicable Deemed Closing Price Variable Value had been used for each Closing Price Variable (relevant to such determinations) in respect of such Rebalancing Date; provided that, whether or not an Observation Date, a Rebalancing Date or any other date is an Affected Business Day, the Index Weights of the Base Indices determined in respect of such Rebalancing Date in accordance with the provisions under “Rebalancing” will not be recalculated or adjusted.

For the purposes of the above description:

“Adjusted S&P Commodity ERCV” means, for the Base Index in respect of the a Disruption Affected Commodity and an Affected Business Day, the hypothetical closing level of such Base Index and such day calculated by the Index Sponsor as the product of (A) the closing level of such Base Index and such Affected Business Day and (B) the sum of (i) 1 and (ii) the sum of the Disruption Amounts for such Affected Business Day for each Designated Contract Expiration in respect of such Disruption Affected Commodity and the relevant Designated Contract.  For the avoidance of doubt, during any Roll Period (as defined in the S&P Description) in respect of an Index Commodity, both of the relevant First Nearby Contract Expiration and the relevant Roll Contract Expiration (each as defined in the S&P Description) are Designated Contract Expirations.

“Closing Price Variable” means:

(i) the closing level of the Base Index in respect of each Disruption Affected Commodity; and

(ii) each Index Closing Price Variable.

“Contract Roll Weight” has the meaning given to such term in the S&P Description.

“Daily Contract Reference Price” has the meaning given to such term in the S&P Description.

“Deemed Closing Price Variable Value” means, in respect of an Affected Business Day:

(i) for the closing level of the Base Index in respect of a Disruption Affected Commodity, a value equal to the Adjusted S&P Commodity ERCV in respect of such Base Index and such Affected Business Day; and

(ii) for any other Closing Price Variable, the value such Closing Price Variable would have on such day if the applicable Deemed Closing Price Variable Value were used as provided in sub-paragraph 1 of this definition for the closing level of the Base Index for such day in respect of each Disruption Affected Commodity.

"Designated Contract" has the meaning given to such term in the S&P Description.

“Designated Contract Expiration" has the meaning given to such term in the S&P Description.

“Disrupted Day” means, in respect of an Index Commodity, an S&P Index Business Day on which an S&P Adjustment Event occurs (or continues to exist), in respect of such Index Commodity and the relevant Designated Contract Expiration, as determined by the Index Sponsor. For the avoidance of doubt, during any Roll Period (as defined in the S&P Description) in respect of an Index Commodity, the relevant Designated Contract Expiration for this purpose will mean either (or both) of the relevant First Nearby Contract Expiration and the relevant Roll Contract Expiration (each as defined in the S&P Description).

“Disruption Amount” means, in respect of a Designed Contract Expiration and an Index Business Day, an amount calculated by the Index Sponsor as the product of (A) (a) the quotient of (i) the Daily Contract Reference Price in respect of such Designated Contract Expiration on the S&P Adjustment Event End Date in respect of the relevant Index Commodity and (ii) the Daily Contract Reference Price in respect of such Designated Contract Expiration on such Index Business Day, (b) minus one (from such quotient), and (B) the hypothetical Contract Roll Weight in respect of such Designated Contract Expiration on such Index Business Day as determined by the Index Sponsor were the Index Sponsor to determine the Contract Roll Weight in respect of such Index Business Day in accordance with the provisions of the S&P Index and exercise any judgment or discretion that would otherwise be undertaken by the S&P Index Sponsor in connection with such determination.

“Exchange” means, in respect of an Index Commodity, the exchange or quotation system on which the Designated Contract relating to such Index Commodity is traded.

“Exchange Business Day” means, in respect of an Index Commodity, a day that is (or but for the occurrence of an Index Commodity Disruption Event, Limit Event or Force Majeure Event, would have been) a trading day for such Index Commodity on the relevant Exchange.

“Exchange Holiday” means, in respect of an Index Commodity and a related Designated Contract Expiration, a day which is an S&P Index Business Day but which is not an Exchange Business Day, as determined by the Index Sponsor.

“Index Closing Price Variable” means any value or parameter relating to the Momentum Index which may vary with the closing level of any of the Base Indices, which may include, but will not be limited to, the holding of each Base Index and the ER Closing Level.

“Index Commodity Disruption Event” means, in respect of an Index Commodity and a related Designated Contract Expiration: (i) an event (other than an Exchange Holiday or Limit Event) that requires the S&P Index Sponsor to calculate the S&P Closing Price in respect of the relevant Index Commodity on an alternative basis, as determined by the Index Sponsor; or (ii) any event (other than an Exchange Holiday or Limit Event) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, the Designated Contract Expiration on the Exchange, as determined by the Index Sponsor.

“Limit Event” means, in respect of an Index Commodity and a related Designated Contract Expiration, a suspension or limitation imposed on trading by the relevant Exchange or otherwise including, without limitation, where such suspension or limitation is imposed by reason of movements in price exceeding limits permitted by the relevant Exchange, as determined by the Index Sponsor.

“Non-Disrupted Day” means, in respect of an Index Commodity, a day which is an S&P Index Business Day and which is not a Disrupted Day in respect of such Index Commodity.

“S&P Adjustment Event” means, in respect of an Index Commodity and a related Designated Contract Expiration, an Index Commodity Disruption Event, an Exchange Holiday or a Limit Event.

“S&P Adjustment Event End Date” means, where an S&P Adjustment Event occurs in respect of an Index Commodity and the related Designated Contract Expiration, the first day thereafter on which is a Non-Disrupted Day for such Index Commodity or, if such day is not an Index Business Day, the immediately succeeding Index Business Day.

“S&P Closing Price” means, in respect of an Index Business Day and an Index Commodity, the closing price on the relevant Exchange of the Designated Contract Expiration in respect of such Index Commodity, expressed or re-expressed, as the case may be, in U.S. Dollars on the standard basis for such Designated Contract Expiration as determined by the Index Sponsor, as published by the relevant Exchange for that Index Business Day or if, in the determination of the Index Sponsor, such Index Business Day is a Disrupted Day for such Index Commodity, the closing price on the relevant Exchange of the Designated Contract Expiration (expressed or re-expressed as aforesaid) published by the relevant Exchange for the immediately preceding Non-Disrupted Day for such Index Commodity.

“S&P Description” means the S&P GSCITM Index Methodology as published by the S&P Index Sponsor and as amended from time to time, copies of which are available on:

http://www2.standardandpoors.com/spf/pdf/index/SP_GSCI_Index_Methodology_Web.pdf or any successor thereto.

“S&P Index” means the S&P GSCITM Index.

“S&P Index Business Day” means an S&P GSCI Business Day (as defined in the S&P Description) in relation to the S&P Index.

“S&P Index Sponsor” means the corporation or other entity that (a) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the S&P Index and (b) announces (directly or through an agent) the level of the S&P Index.

Base Index Adjustment Event

If a Base Index Disruption Event occurs in relation to a Base Index on any Scheduled Publication Day, the Index Sponsor may, in its sole and absolute discretion, either:

(i)	calculate the ER Closing Levels by reference to the closing level of the relevant Base Index on the immediately preceding Valid Date for a period of up to ten successive Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of such Base Index; or

(iii)
calculate the ER Closing Levels using, in lieu of a published closing level for that Base Index, the level for that Base Index calculated on a "excess return" basis as at the Index Valuation Time on the relevant Index Business Day as determined by the Index Sponsor in accordance with the formula for and method of calculating that Base Index last in effect prior to the failure but only using those contracts or commodities that comprised that Base Index prior to that Base Index Disruption Event; or

(iv)	permanently cancel the Momentum Index and the publication of ER Closing Levels relating to the Momentum Index

In the case of (i) above, if a Base Index Disruption Event in relation to the relevant Base Index continues for a period of ten successive Scheduled Publication Days, on the expiration of such period, the Index Sponsor will have the right to select a course of action from (ii), (iii) or (iv) (but not (i)) above in its sole and absolute discretion.

For the purposes of the above description:

"Base Index Adjustment Event" means, in respect of a Base Index, a Base Index Disruption Event, a Base Index Cancellation or a Base Index Modification.

"Base Index Disruption Event" means, in respect of a Base Index, on a Scheduled Publication Day the relevant Base Index Sponsor fails to calculate and announce a closing level.

“Base Index Sponsor” means, in respect of a Base Index, the corporation or other entity that (a) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to such Base Index and (b) announces (directly or through an agent) the closing level of the relevant Base Index.

“Base Index Modification” means, in respect of a Base Index, on or prior to an Index Business Day the relevant Base Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating a relevant Base Index or in any other way materially modifies that Base Index (other than a modification prescribed in that formula or method to maintain that Base Index in the event of changes in the constituent contracts or commodities and other routine events).

“Scheduled Publication Day” means, in respect of a Base Index, a day on which the closing level of such Base Index is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event, would have been) published.

“Successor Base Index” has the meaning given in the paragraph below.

If a Base Index is (A) not calculated and announced by the relevant Base Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a Successor Index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of that Base Index then, in each case that index (the “Successor Base Index” in respect of that Base Index) will be deemed to be the relevant Base Index.

“Valid Date” means, in respect of a Base Index, a day on which the closing level of such Base Index is calculated and published by the Base Index Sponsor.

Force Majeure Event

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of the Momentum Index as it considers appropriate to determine any ER Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Momentum Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Momentum Index.

For the purposes of the above description:

"Force Majeure Event" means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Momentum Index, the S&P Index, or any Base Index.

Hedging Disruption Event

If the Index Sponsor determines that a Hedging Disruption Event (as defined below) has occurred or exists on an Index Business Day, the Index Sponsor may, in its sole and absolute discretion:

(i)
make such determinations and/or adjustments to the terms of the Momentum Index as it considers appropriate to determine the ER Closing Levels in respect of the Momentum Index on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Momentum Index until the next Index Business Day on which it determines that no Hedging Disruption Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Momentum Index.

For the purposes of the above description:

"Hedging Disruption Event" means, in respect of the Momentum Index, that the Index Sponsor or any entity (or entities) acting on behalf of the Index Sponsor engaged in any underlying or hedging transactions in respect of the Index Sponsor's obligations in relation to the Momentum Index is unable, after using commercially reasonable efforts, to (a) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the price risk of the Index Sponsor entering into or performing its obligations with respect to or in connection with the Momentum Index; or (b) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Determinations by the Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Changes in the Methodology of the Momentum Index

The Index Sponsor will, except as otherwise provided below, employ the methodology described above and its application of such methodology will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Momentum Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to, or any suspension or termination of, or any other events affecting, any Base Index) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Momentum Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained herein.  The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with “Publication of ER Closing Levels and Adjustments” below.

Publication of ER Closing Levels and Adjustments

Subject to adjustment as provided herein, the Index Sponsor will, as soon as practicable after the Index Valuation Time on each Index Business Day, publish the ER Closing Level on Bloomberg Page “DBCMMOUE” or any successor page thereto, and the TR Closing Level on Bloomberg Page “DBCMMOUT” or any successor page thereto and, in each case, on its website at http://index.db.com or any successor thereto.

The Index Sponsor will publish any adjustments made to the Momentum Index on its website http://index.db.com or any successor thereto.

Neither the Momentum Index nor any products linked to the Momentum Index are sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).  S&P does not make any representation or warranty, express or implied, to any member of the public regarding the advisability of investing in securities generally or the ability of S&P GSCITM Index to track general commodity market performance.  S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCITM Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG.  S&P has no obligation to take the needs of Deutsche Bank AG into consideration in determining, composing or calculating S&P GSCITM Index.  S&P has no obligation or liability in connection with the administration, marketing or trading of products linked to the Momentum Index.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF PRODUCTS LINKED TO THE MOMENTUM INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCITM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. IN THIS PARAGRAPH AND THE PRECEDING PARAGRAPH, REFERENCES TO THE S&P GSCITM INDEX SHALL BE INTERPRETED TO INCLUDE REFERENCE TO EACH BASE INDEX.

The Harvest Index

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index- Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Harvest Index was May 11, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Harvest Index to the Base Index, on a Rebalancing Date, is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of October 26, 2011, the participation level of the Harvest Index in the Base Index was 454.55%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - Benchmark Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the Benchmark Booster Index are set forth below.

For each index constituent in the Benchmark Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Benchmark Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Benchmark Booster Index

The table below shows those sub-indices included in the Benchmark Booster Index, as well as their respective weights within the Benchmark Booster Index, as of October 26, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Benchmark Booster Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	15.49%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	6.70%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	8.35%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	5.14%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	10.47%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	7.07%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	5.35%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	4.63%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.13%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	5.42%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	3.15%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.62%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	3.89%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.62%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.50%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.24%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	2.09%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.26%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.49%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.01%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.75%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.93%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	1.15%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.54%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.” The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:
Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Calculation Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). The “TV Calculation Date” for a particular Rebalancing Date is the date that is two Harvest Index Business Days prior to such Rebalancing Date.

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

TV(t)	=	TV(m(t))	x	[	1 + Allocation(m(t))	x	(	Index(t)	-1)	]
Index(m(t))

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC

Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a Successor Index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by each Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

THE TRENDS INDEX

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract, as described below.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

At all times, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100%

invested in a short fourth Eurodollar futures contract position.  The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor deducts a 12 basis points fee per quarterly roll to cover the rebalancing costs. The level of the Trends Index is adjusted on a rolling basis to reflect the rebalancing costs.

The Trends Index is rebalanced on a quarterly basis three business days prior to the third Wednesday of March, June, September and December in each year.  The third Wednesday of March, June, September and December are each referred to as an “IMM Date.”  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.  The new position of the Trends Index is decided on the signal date, which is the day that is one business day before each rebalancing day.

On the signal date, the relevant futures position is determined as a function of the overall rising rates or falling rates signal.  To decide the overall rising rates or falling rates signal, the Trends Index first looks at the rate cycle signal.  The rate cycle signal uses the change in 3-month USD LIBOR over the past quarter to determine if the Federal Reserve Board seems to be raising or lowering interest rates.   The change in 3-month USD LIBOR is calculated by taking the difference between 3-month USD LIBOR on the current signal date and the preceding signal date and then rounding it to the nearest basis point. A movement of 50 basis points or more in 3 month USD LIBOR over a quarter is deemed to be material. If the 3-month USD LIBOR has gone up materially in the preceding quarter, the Trends Index will take it as a rate hiking or tightening cycle and will generate a rates rising signal.  The Trends Index will then invest 100% into a short fourth Eurodollar futures contract position for the next rebalancing quarter.  Conversely, if 3-month USD LIBOR has lowered materially during the previous 3 months, the Trends Index will consider it as a rate cutting or easing cycle, thus generating a rates falling signal.  The Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.

If, on a signal date, there is no material change in the 3-month USD LIBOR in the past 3 months, then the Trends Index will default to the carry signal. On a signal day, the carry of going long the fifth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current fifth Eurodollar futures contract.  The carry of going short the fourth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current third Eurodollar futures contract.  If the expected carry of going long the fifth Eurodollar futures contract is greater than or equal to the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates falling signal, and the Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.  If the expected carry of going long the fifth Eurodollar futures contract is less than the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates rising signal, and the Trends Index will then invest 100% into a short fourth Eurodollar futures contract position in the next rebalancing quarter.

Calculation of the Trends Index Closing Level

The Trends Index is calculated on a daily basis using market quoted rates at 10:30 am EST.  The Trends Index closing level is calculated as follows:

If the Trends Index is in a falling rates position:

IER(t) = IER(t-1) + L x IER(r) x ((ED5(t) – ED5(t-1) – C(t)) / 100)

If the Trends Index is in a rising rates position:

IER(t) = IER(t-1) - L x IER(r) x ((ED4(t) – ED4(t-1) – C(t)) / 100)

Where,

ED4(t-1) means the fourth Eurodollar future contracts price on index calculation day t-1.

ED4(t) means the fourth Eurodollar future contracts price on index calculation day t

ED5(t-1) means the fifth Eurodollar future contracts price on index calculation day t-1

ED5(t) means the fifth Eurodollar future contracts price on index calculation day t

L means the leverage factor, equal to 12

C(t) means the accrued rebalancing cost on day t

IER(r) means the Trends Index level on the last rebalancing day r

IER(t) means the Trends Index level on day t

The “Eurodollar futures contract” means any cash settled futures contract, listed on the Chicago Mercantile Exchange, or any relevant exchange, as determined by the Index Sponsor, which relates to a notional time deposit held in a commercial bank located outside of the United States, denominated in U.S. dollars, having a principal value of $1,000,000 with a three-month maturity paying a rate of interest equal to 3 month USD LIBOR prevailing on the relevant expiry date.

The “expiry date” means with respect to any Eurodollar futures contract and any IMM Date, the date when such Eurodollar futures contract is settled in accordance with the rules and regulations of the Chicago Mercantile Exchange, which is the date falling two business days (as determined by the Chicago Mercantile Exchange) prior to such IMM Date.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Trends Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Disruption Events and Force Majeure Events

“Disruption Event”, in respect of any index business day, means an event (other than a Force Majeure Event and a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the Trends Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor in its sole and absolute discretion.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
“Price Source Disruption”: any price source or any other information relevant to the Trends Index is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the Trends Index.

(ii)	“Trading Suspension”: the material suspension of trading in any relevant instrument.

(iii)
“Disappearance of any Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any instrument relevant to the calculation of the Trends Index (a “relevant instrument”).

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument.

(v)	“De Minimis Trading”: the number of relevant instruments traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason.

(vi)
“Change of Law or Rules”: there is a change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations including, but not limited to, any general moratorium, if declared in respect of banking activities in any jurisdiction relating to any relevant instrument.

(vii)	“Settlement Disruption”: trading or settlement in respect of any relevant instrument is subject to any material disruption temporarily or permanently.

(viii)
“Tax Disruption”: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any relevant instrument, by any government or taxation authority after the relevant base date of the Trends Index, if the effect of such imposition, change or removal is to raise or lower the price, rate or level at which such relevant instrument trades on the relevant exchange or in the relevant market on any relevant date from what it would have been without that imposition or change or removal.

(ix)	“Hedging Disruption”: The Index Sponsor determines that it and/or any of its affiliates would be unable, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Trends Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, act of state, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Trends Index and which is beyond the reasonable control of the Index Sponsor.

Change in Methodology of the Trends Index

In calculating and determining the value of the Trends Index, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Trends Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any relevant instrument for which values will be determined in relation to the Trends Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor shall be entitled to make any such modification or change.

The Index Sponsor may make modifications to the terms of the Trends Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. In particular, but without limitation, the Index Sponsor may, at any time and without notice, change the frequency of calculation of the Trends Index closing level and make such adjustment to the methodology described in this description as it deems necessary, in its sole and absolute discretion, to take account of the amended frequency of calculation.

The Index Sponsor may, in its sole and absolute discretion, at any time and without notice, terminate the calculation and publication of the Trends Index.

Availability and Publication of the Trends Index Closing Level and Adjustments

The Trends Index closing level will be published on Bloomberg under the title “DBTRDUSX.”

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of

100%.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of October 26, 2011, the participation level of the Haven Index in the Base Index was 44.93%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On October 20, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of October 20, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the Norwegian krone and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any

currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

For purposes of this description:

“Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Haven Index and no Successor Index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index Disruption Event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other

Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

A “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i)  Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii)  General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii) General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A) U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B) any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A) the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B)  a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C)  the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v)                 Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)  Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x)  Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a Successor Index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the Successor Index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

THE X-ALPHA INDEX

General Description

The Deutsche Bank X-Alpha USD Excess Return Index (the “X-Alpha Index”) uses a rules-based, mathematical model (the “X-Alpha Model”) that reflects the performance of eight proprietary equity indices (the “DB Regional Style Indices”) calculated by Deutsche Bank AG, London Branch (the “Index Sponsor”) relative to the performance of four regional equity benchmark indices maintained by third-party sponsors (each, a “Benchmark Index” and, collectively, the “Benchmark Indices”). The regional focus of the X-Alpha Index is the Euro Zone, the United States, Japan and the United Kingdom. The DB Regional Style Indices seek to identify, from a growth perspective, high short-term earnings momentum stocks (the “growth stocks”) and, from a value perspective, low price-earnings ratio or high dividend yielding stocks (the “value stocks”) in the above-referenced geographic regions.

The X-Alpha Model pairs each DB Regional Style Index that reflects the performance of the growth stocks and each DB Regional Style Index that reflects the performance of the value stocks with a Benchmark Index for a total of eight index constituent pairs (each, an “Index Constituent Pair”), as described below under “—Index Constituent Pairs.”

The return of each Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index (which is measured as the return of such DB Regional Style Index since the last time such DB Regional Style Index was reconstituted) compared to that of the relevant Benchmark Index over the same time period. The X-Alpha Model, in turn, reflects a weighted return in U.S. dollars of the eight Index Constituent Pairs, with the Index Constituent Pairs weights determined based upon the Index Constituent Pair Percentage Weight for each Index Constituent Pair specified below under “—Index Constituent Pairs,” adjusted based upon recent observed volatility as described below under “—Calculation and Reconstitution of the X-Alpha Index.” Effectively, each Index Constituent Pair’s weighting in the X-Alpha Model is based upon two components: a fixed regional weighting which is multiplied by a volatility weighting that is calculated every three months based upon the comparison of the actual volatility experienced by such Index Constituent Pair and by the X-Alpha Model as a whole to the target volatility of 8%, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The objective of the X-Alpha Index is to reflect the performance of an alpha investment model. “Alpha” is the difference in the performance of an asset (or financial indicator) relative to a benchmark asset (or financial indicator). An alpha investment model is a model that aims to generate positive alpha – i.e., positive returns that are generated without regard to the direction of a benchmark. The alpha in the X-Alpha Index is generated, in relation to each Index Constituent Pair, by the performance of a DB Regional Style Index relative to the Benchmark Index with which it is paired.

Index Constituents

The DB Regional Style Indices and the Benchmark Indices have been selected from four regions, representing the Euro Zone, the United States, Japan and the United Kingdom. Each Index Constituent reflects the reinvestment of dividends into such Index Constituent. In the case of the DB Regional Style Indices, 85% of the cash dividends paid are reinvested into the relevant index as a result of taxation on dividends, with the exception of the DB Regional Style Indices that are focused on the United States, for which 75% of the cash dividends are reinvested. In the case of the Benchmark Indices, cash dividends are reinvested into each relevant index less any withholding taxes or other charges, in accordance with the rules of each Benchmark Index.

The X-Alpha Model tracks the performance of the following eight DB Regional Style Indices:

(A)	in the Euro Zone:

(i)
the Deutsche Bank Euro Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest dividend yield selected from the Dow Jones EURO STOXXSM Large Index;

(ii)
the Deutsche Bank Euro Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the Dow Jones EURO STOXXSM Large Index;

(B)	in the United States:

(i)
the Deutsche Bank U.S. Value Total Return Index, which is intended to reflect the total return performance of thirty stocks with the lowest price-earnings ratio selected from the 251 stocks with the highest market capitalization contained in the S&P 500® Index;

(ii)
the DB U.S. Growth Total Return Index, which is intended to reflect the total return performance of the thirty stocks with the highest short-term earnings momentum selected from the 251 stocks with the highest market capitalization contained in the S&P 500®  Index;

(C)	in Japan:

(i)
the Deutsche Bank Japan Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the TOPIX 100® Index;

(ii)
the Deutsche Bank Japan Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the TOPIX 100® Index;

(D)	in the United Kingdom:

(i)
the Deutsche Bank U.K. Value Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the lowest price-earnings ratio selected from the FTSE 100® Index; and

(ii)	the DB U.K. Growth Total Return Index, which is intended to reflect the total return performance of the twenty stocks with the highest short-term earnings momentum selected from the FTSE 100® Index.

The performance of each DB Regional Style Index is measured against one of the Benchmark Indices, as described below under “—Index Constituent Pairs.”

For purposes of calculating the Index closing level (as defined below under “—Index closing level”), the DB Regional Style Indices and Benchmark Indices that are not denominated in U.S. dollars are expressed in U.S. dollars by converting the non-U.S. dollar amounts into U.S. dollars using the Exchange Rate.

“Exchange Rate” means, for any date of determination, the rate of exchange prevailing at 16:00 Central European Time (or at such time approximate thereto as the Index Sponsor determines to be practicable) on such day between the currency in which any Index Constituent is expressed (the “Reference Currency”) and U.S. dollars (expressed as the number of units of the Reference Currency or a fraction thereof required to buy one U.S. dollar) as determined by the

Index Sponsor by reference to such source(s) as the Index Sponsor may determine to be appropriate at such time.

Index Constituent Pairs

The X-Alpha Index comprises eight pairs of notional financial positions which reflect the combined performance of a direct investment in one DB Regional Style Index minus the return of an equal investment in the Benchmark Index with which it is paired. Each of the eight DB Regional Style Indices is paired with one of the four Benchmark Indices to form an Index Constituent Pair as set forth in the table below, each of the two DB Regional Indices in the same region being paired with the Benchmark Index in the same region. The objective behind this pairing is to isolate the potential excess return of the “value” or “growth” stock selection model implemented by the relevant DB Regional Style Index over the return achieved by the Benchmark Index with which it is paired. Each Index Constituent Pair is rebalanced every three months such that the notional financial positions which comprise such Index Constituent Pair are reset to equal amounts, as described below under “—Calculation and Reconstitution of the X-Alpha Index.”

The Index Constituents comprising each of the eight Index Constituent Pairs are:

Index Constituent Pair	DB Regional Style Index	Benchmark Index	Index Constituent Pair Percentage Weight
Euro Value Pair	DB Euro Value Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM (the “Euro Stoxx Index”)	15%
Euro Growth Pair	DB Euro Growth Total Return Index	Dow Jones EURO STOXX 50 Total Return IndexTM	15%
U.S. Value Pair	DB U.S. Value Total Return Index	S&P 500® Total Return Index	25%
U.S. Growth Pair	DB U.S. Growth Total Return Index	S&P 500® Total Return Index	25%
U.K. Value Pair	DB U.K. Value Total Return Index	FTSE 100® Total Return Index	5%
U.K. Growth Pair	DB U.K. Growth Total Return Index	FTSE 100® Total Return Index	5%
Japan Value Pair	DB Japan Value Total Return Index	TOPIX 100® Total Return Index	5%
Japan Growth Pair	DB Japan Growth Total Return Index	TOPIX 100® Total Return Index	5%

Index Closing Level

The Index closing level (as defined below) on any trading day (as defined below under “—Market Disruption Events”) depends on the performance, in relation to each Index Constituent Pair, of the relevant DB Regional Style Index relative to the relevant Benchmark Index. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the Index closing level will fall. Therefore, whether or not the Index closing level rises or falls depends not on whether or not the levels of any of the DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall performance of the DB Regional Style Indices relative to the Benchmark Indices when measured by reference to each Index Constituent Pair.

For purposes of this description of the X-Alpha Index:

“Index closing level” means, on October 22, 1996, 1000. On each subsequent trading day, the Index closing level shall be determined by multiplying the X-Alpha Leveraged Reference Level for such trading day by the X-Alpha Leveraged Daily Cumulative Return for such trading day.

“X-Alpha Leveraged Reference Level” means, in respect of each trading day in the period from and including the first trading day following an X-Alpha Reconstitution Day (the “First X-Alpha Reconstitution Day”) to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Reconstitution Day” means the sixth trading day following an Index Reconstitution Day.

“Index Reconstitution Day” means the 12th calendar day of each January, April, July and October or, if any such day is not a London Business Day, the first following day that is a London Business Day.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“X-Alpha Leveraged Daily Cumulative Return” means, in respect of a trading day, an amount expressed as a percentage equal to the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i)	equals the X-Alpha Exposure for such trading day (except on an X-Alpha Reconstitution Day, where it equals the X-Alpha Exposure for the immediately preceding trading day); and

(ii)	equals X-Alpha Model Daily Cumulative Return for such trading day,

all as determined by the Index Sponsor.

“X-Alpha Exposure” means, in respect of the X-Alpha Model Daily Level, an amount expressed as a percentage equal to, and not to exceed 150% or fall below 50%, in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, the quotient of (i) the Target Volatility Cap as numerator and (ii) the 100 Day Annualized Volatility determined in respect of the X-Alpha Model Daily Level on the Index Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day as denominator, all as determined by the Index Sponsor.

“X-Alpha Model Daily Level” means, in respect of a trading day, an amount expressed in U.S. dollars and determined by the Index Sponsor to be equal to the sum of:

(A)
the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Weight for such Index Constituent Pair as of such trading day and (ii) the Index Constituent Pair Leveraged Daily Level for such trading day; and

(B)	the Knock-Out Cash Component, if any, for such Index Constituent Pair as of such trading day.

The X-Alpha Model Daily Level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards.

The X-Alpha Model Daily Level will be calculated on each trading day, except as provided in the following sentence; provided, that if the Index Sponsor determines that any Index Constituent Pair Leveraged Daily Level cannot be determined on such trading day and no market disruption event has occurred on that trading day then, except as provided herein, no X-Alpha Model Daily Level for such trading day shall be determined. Upon the occurrence of a market disruption event, the X-Alpha Model Daily Level will not be calculated on the relevant trading day and will be calculated on the first succeeding trading day on which there is no market disruption event; provided, that if the market disruption event continues for a period of eight trading days, then the Index Sponsor will calculate the X-Alpha Model Daily Level having regard to the then prevailing market conditions, the last reported closing level of each relevant Index Constituent and such other conditions as the Index Sponsor determines relevant to the calculation of the X-Alpha Model Daily Level.

If a market disruption event occurs on an Index Constituent Pair Reconstitution Day, the Index Sponsor will make such determinations and/or adjustments as it considers appropriate to determine the X-Alpha Model Daily Level and/or any Index Constituent Pair Reference Level affected by the market disruption event on such Index Constituent Pair Reconstitution Day by reference to the prevailing market conditions and the last available Index Constituent Reference Level for the affected DB Regional Style Index or Benchmark Index, as the case may be, or may determine that such day shall not be that Index Constituent Pair Reconstitution Day but that such other day as the Index Sponsor shall select shall be that Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Weight” means, in relation to an Index Constituent Pair and a trading day, the number of units or portion of units, as applicable, of such Index Constituent Pair contained in the X-Alpha Index on such trading day and shall be determined by the Index Sponsor to be in respect of the First X-Alpha Reconstitution Day and each trading day thereafter to but excluding the immediately succeeding X-Alpha Reconstitution Day, an amount equal to the product of (A) and (B) where:

(A) is the sum of the products determined for each Index Constituent Pair of (i) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day and (ii) the Index Constituent Pair Weight determined for such Index Constituent Pair for the X-Alpha Reconstitution Day immediately preceding the First X-Alpha Reconstitution Day; and

(B) equals the quotient of (i) the Index Constituent Pair Percentage Weight for such Index Constituent Pair as numerator and (ii) the Index Constituent Pair Leveraged Daily Level for such Index Constituent Pair for the First X-Alpha Reconstitution Day as denominator.

“Index Constituent Pair Leveraged Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of (i) the Index Constituent Pair Leveraged Return for such Index Constituent for such trading day and (ii) the Index Constituent Pair Leveraged Reference Level for such Index Constituent Pair for such trading day, all as determined by the Index Sponsor.

“Index Constituent Pair Leveraged Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage, the sum of (A) and (B) where

(A) equals one (1); and

(B) equals the product of (i) and (ii) where

(i) is (a) minus (b) where

(a)	equals the Index Constituent Pair Daily Cumulative Return for such trading day; and

(b) equals one (1); and

(ii)
equals the Index Constituent Pair Exposure for such trading day (except on an Index Constituent Pair Reconstitution Day, where it equals the Index Constituent Pair Exposure for the immediately preceding trading day), all as determined by the Index Sponsor.

“Index Constituent Pair Daily Cumulative Return” means, in relation to an Index Constituent Pair and a trading day and expressed as a percentage the product of (A) and (B) where:

(A) equals the sum of one (1) and (i) minus (ii) where

(i) equals the Index Constituent Return for the DB Regional Style Index constituting part of such Index Constituent Pair and (ii) equals the Index Constituent Return for the Benchmark Index constituting part of such Index Constituent Pair, in each case for such trading day; and

(B) equals (i) minus (ii) where

(i) is one (1) and (ii) equals the Borrow Fee (as defined below under “—Index Costs”) calculated for such trading day,

all as determined by the Index Sponsor.

“Index Constituent Return” means, in relation to an Index Constituent and a trading day, (A) minus (B), expressed as a percentage, where:

(A)
equals the quotient of (i) the Index Constituent Daily Index Level for such Index Constituent for such trading day as numerator and (ii) the Index Constituent Reference Level for such Index Constituent for such trading day as denominator and

(B)	equals one (1),

all as determined by the Index Sponsor.

“Index Constituent Daily Index Level” means, in relation to an Index Constituent and a trading day, the closing level on such trading day for such Index Constituent, in each case as determined by the Index Sponsor and converted into U.S. dollars at the Exchange Rate on such trading day.

“Index Constituent Reference Level” means, in relation to an Index Constituent and a trading day, the Index Constituent Daily Index Level of such Index Constituent for the Index Constituent Pair Reconstitution Day immediately preceding such trading day.

“Index Constituent Pair Exposure” means, in relation to an Index Constituent Pair and expressed as a percentage, and not to exceed 150% or fall below 50%, in respect of an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) and each trading day thereafter to but excluding the immediately succeeding Index Constituent Pair Reconstitution Day, the quotient of:

(A)	the Target Volatility Cap as numerator; and

(B)	the 100 Day Annualized Volatility determined in respect of such Index Constituent Pair on the Index Reconstitution Day immediately preceding the First Index Pair Reconstitution Day as denominator,

all as determined by the Index Sponsor.

“Index Constituent Pair Reconstitution Day” means the third trading day following an Index Reconstitution Day.

“Index Constituent Pair Leveraged Reference Level” means, in relation to an Index Constituent Pair in respect of each trading day in the period from and including the first trading day following an Index Constituent Pair Reconstitution Day (the “First Index Constituent Pair Reconstitution Day”) to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Leveraged Daily Level determined in respect of the First Index Constituent Pair Reconstitution Day, all as determined by the Index Sponsor.

“Index Constituent Pair Reference Level” means, in relation to an Index Constituent Pair, in respect of each trading day in the period from and including the first trading day following the First Index Constituent Pair Reconstitution Day to and including the immediately succeeding Index Constituent Pair Reconstitution Day, the Index Constituent Pair Daily Level as of the First Index Pair Reconstitution Day, all as determined by the Index Sponsor.

“Knock-Out Cash Component” means, on a trading day subsequent to any Index Constituent Pair Knock-Out Event, an amount equal to the sum of:

(A)	the relevant Stop Loss Amount; and

(B)	the product of (i) the Knock-Out Cash Component Return determined on such trading day and (ii) the relevant Stop Loss Amount;

provided, that the Knock-Out Cash Component will reset to zero on the following Index Constituent Pair Reconstitution Day.

“Index Constituent Pair Knock-Out Event” means, in relation to any trading day, a determination by the Index Sponsor that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair on such trading day is below -40% (negative forty percent).

“Stop Loss Amount” means, one trading day following the occurrence of an Index Constituent Pair Knock-Out Event, an amount determined by the Index Sponsor to be equal to the product of (A) the Index Constituent Pair Weight for the relevant Index Constituent Pair as determined for such day and (B) the relevant Index Constituent Pair Leveraged Daily Level for such day.

“Knock-Out Cash Component Return” means the product of (A) the Federal Funds Rate minus 6.25 basis points and (B) a number being (i) divided by (ii) where:

(i)
equals the number of calendar days in the period from and including the date of the occurrence of the relevant Index Constituent Pair Knock-Out Event to but excluding the immediately succeeding Index Reconstitution Day and

(ii)	is 365,

all as determined by the Index Sponsor.

“Target Volatility Cap” means 8%.

“100 Day Annualized Volatility” is expressed as a percentage and represents, in relation to an Index Reconstitution Day and an Index Constituent Pair Daily Level or the X-Alpha Model Daily Level, as the case may be, an annualized statistical measure of the deviation over time in changes in daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, calculated on the basis of the daily returns of such Index Constituent Pair or the X-Alpha Model, as the case may be, for the 100 trading days preceding the relevant Index Reconstitution Day. 100 Day Annualized Volatility is calculated by the Index Sponsor using the following formula:

where:

ln =	natural logarithm;

n =	number of Week Days from and excluding the Week Day falling 100 Week Days prior to the relevant Index Reconstitution Day up to and including the relevant Index Reconstitution Day; and

where to calculate the 100 Day Annualized Volatility of an Index Constituent Pair Daily Level:

Pi = where i is a number other than 0, the relevant Index Constituent Pair Daily Level observed on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the relevant Index Constituent Pair Daily Level observed on the relevant Index Reconstitution Day; or

where to calculate the 100 Day Annualized Volatility of the X-Alpha Model Daily Level:

Pi = where i is a number other than 0, the X-Alpha Model Daily Level on the ith Week Day preceding the relevant Index Reconstitution Day and, where i is equal to 0, the X-Alpha Model Daily Level on the relevant Index Reconstitution Day.

“Index Constituent Pair Daily Level” means, in relation to an Index Constituent Pair and a trading day, the product of the Index Constituent Pair Daily Cumulative Return and the Index Constituent Pair Reference Level for such Index Constituent Pair, in each case for such trading day and all as determined by the Index Sponsor.

“Week Day” means a day other than a Saturday or Sunday.

“X-Alpha Model Daily Cumulative Return” means, with respect to a trading day, an amount expressed as a percentage, determined by the Index Sponsor as (A) minus (B), where:

(A)
is the quotient of (i) the X-Alpha Model Daily Level (as defined above) in respect of such trading day as numerator and (ii) the X-Alpha Model Reference Level in respect of such trading day as denominator; and

(B)	equals 1.

“X-Alpha Model Reference Level” means, in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the X-Alpha Model Daily Level calculated for the First X-Alpha Reconstitution Day, all as determined by the Index Sponsor.

“X-Alpha Leveraged Reference Level” means in respect of each trading day in the period from and including the first trading day following the First X-Alpha Reconstitution Day to and including the immediately succeeding X-Alpha Reconstitution Day, the Index closing level calculated for the First X-Alpha Reconstitution Day, as determined by the Index Sponsor.

The Index closing level will be rounded to the nearest two decimal places in U.S. dollars, 0.005 being rounded downwards. The Index closing level will be published on each trading day; provided, that if no X-Alpha Model Daily Level is determined for a trading day, then no Index closing level will be determined for such trading day.

Calculation and Reconstitution of the X-Alpha Index

The calculation of the X-Alpha Index involves a series of daily calculations and quarterly reconstitution events based on five steps, which are described below. Step 1 is performed on a daily basis, while Steps 2-5 are performed only during a quarterly reconstitution. A reconstitution occurs in two separate phases. The first phase occurs on an Index Constituent Pair Reconstitution Day, which is the third trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 2 and 3. The second phase occurs on an X-Alpha Reconstitution Day, which is the sixth trading day following an Index Reconstitution Day, and involves reconstitution events described in Steps 4 and 5.

The calculation of X-Alpha Index and the reconstitution process are fully quantitative and rules-based and contain no subjectivity or discretion on the part of the Index Sponsor.

Step 1	Convert any non-U.S. dollar denominated Index Constituents into U.S. Dollars (performed on each trading day)

Each Index Constituent denominated in a currency other than the U.S. dollars is converted into U.S. dollars using the Exchange Rate.

Step 2	Rebalance each Index Constituent Pair so that the DB Regional Style Index position and the relevant Benchmark Index position are equal (performed on each Index Constituent Pair Reconstitution Day)

Each Index Constituent Pair is rebalanced such that the notional financial positions which comprise such Index Constituent Pair and represent the performance of a DB Regional Style Index and the relevant Benchmark Index are equal.

Step 3	Determine the Index Constituent Pair Exposure for each Index Constituent Pair (performed on each Index Constituent Pair Reconstitution Day)

The Index Constituent Pair Exposure is calculated for each Index Constituent Pair based on such Index Constituent Pair’s 100 Day Annualized Volatility calculated as of the immediately preceding Index Reconstitution Day compared to the

Target Volatility Cap, subject to a minimum participation of 50% and a maximum participation of 150%.

Step 4	Determine the weighting of each Index Constituent Pair in the X-Alpha Model (performed on each X-Alpha Reconstitution Day)

The weighting of each Index Constituent Pair in the X-Alpha Model is comprised of two components and is calculated by multiplying the Index Constituent Pair Percentage Weight for such Index Constituent Pair (the first component) by the Index Constituent Pair Exposure determined for such Index Constituent Pair on the immediately preceding Index Constituent Pair Reconstitution Day (the second component) as described in Step 3 above. Multiplying these two components results in an adjustment of the regional weighting of each Index Constituent Pair based on the volatility of such Index Constituent Pair compared to the Target Volatility Cap. Such adjustment serves to increase the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been lower than the Target Volatility Cap and to decrease the exposure of the X-Alpha Model to such Index Constituent Pair when the 100 Day Annualized Volatility of such Index Constituent Pair has been higher than the Target Volatility Cap.

Step 5
Determine the X-Alpha Exposure and adjust, if necessary, the weighting of each Index Constituent Pair in the X-Alpha Model previously determined in Step 4 (performed on each X-Alpha Reconstitution Day)

The X-Alpha Exposure is calculated for the X-Alpha Model based on the X-Alpha Model’s 100 Day Annualized Volatility compared to the Target Volatility Cap, subject to a minimum of 50% and a maximum of 150%. This step is necessary because, even though the volatility of each Index Constituent Pair is targeted to the Target Volatility Cap through the adjustment described in Step 4 above, the 100 Day Annualized Volatility of the X-Alpha Model as a whole may still be below that of the Target Volatility Cap. If this occurs, the weighting for each Index Constituent Pair in the X-Alpha Model will be recalculated by multiplying the weighting for such Index Constituent Pair determined in Step 4 above by the X-Alpha Exposure calculated for the X-Alpha Model in this Step 5.

Knock-Out of an Index Constituent Pair

In the event that the Index Constituent Pair Daily Cumulative Return for any Index Constituent Pair is below -40% (negative forty percent), the level of the Index Constituent Pair is no longer used in the calculation of the X-Alpha Model until the next reconstitution. Rather, until the next reconstitution, the exposure of the X-Alpha Model to that Index Constituent Pair is replaced with exposure to a notional amount equal to the product of the Index Constituent Pair Weight for such Index Constituent Pair and the relevant Index Constituent Pair Leveraged Daily Level for such day, and interest thereon at the Federal Funds Rate minus 0.0625%. The “Federal Funds Rate” is the interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight. This simulates the effect of “selling out” the notional position represented by the exposure of the X-Alpha Model to the poor-performing Index Constituent Pair and investing the proceeds in a Federal Funds Rate-based instrument until the next reconstitution. Upon the next reconstitution, the Index Constituent Pair would again be included in the X-Alpha Model as described above.

Index Costs

On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the X-Alpha Index on such day.

“Borrow Fee” means, in relation to any trading day, an amount equal to the Borrow Fee Rate multiplied by the Day Count Fraction.

“Borrow Fee Rate” means 0.60%, provided that the Index Sponsor may increase or decrease this percentage from time to time when, in the determination of the Index Sponsor, the arithmetic average of the rate charged by three market counterparties as selected by the Index Sponsor from time to time in its sole and absolute discretion in relation to lending futures or constituent stocks of all the Index Constituents changes from time to time as determined conclusively by the Index Sponsor in its sole and absolute discretion from time to time.

“Day Count Fraction” means, with respect to a trading day, (i) the number of calendar days in the period from and excluding the Index Reconstitution Day immediately preceding such trading day up to and including such trading day divided by (ii) 365.

Index Adjustments

Index Change Upon Change in Law, Error or Illegality

If any change in law or regulations would (i) make the calculation of the Index illegal or (ii) materially change the economic terms of the X-Alpha Index in the reasonable view of the Index Sponsor, then the Index Sponsor may modify the methodology of the X-Alpha Index in order to reconstitute the X-Alpha Index or calculate the Index closing level to the extent required to permit calculation of the X-Alpha Index or make such modification or prevent such material change in the economic terms of the X-Alpha Index, as the case may be. The Index Sponsor may also make modifications to the terms of the X-Alpha Index and the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest or proven error. In such a case, the Index Sponsor shall make any modification to the Index methodology such that the fundamental economic terms of the X-Alpha Index are equivalent to those immediately prior to the change in law or regulations requiring such modification.

Adjustments to the Index Constituent Pairs

If at any time in the determination of the Index Sponsor, (i) the DB Regional Style Index Sponsor (as defined below under “Additional Information Relating to the DB Regional Style Indices—DB Euro Value Total Return Index and DB Euro Growth Total Return Index”) or a Benchmark Index Sponsor makes a material change in the formula for or the method of calculating any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or in any other way materially modifies such DB Regional Style Index or such Benchmark Index (other than a modification described in the formula or method of maintaining such DB Regional Style Index or Benchmark Index in the event of changes to constituent share and capitalization and other routine events), (ii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor makes a manifest error (in the determination of the Index Sponsor) in the calculation and/or publication of any DB Regional Style Index or the relevant Benchmark Index, as the case may be, or (iii) the DB Regional Style Index Sponsor or a Benchmark Index Sponsor fails to calculate and/or publish any DB Regional Style Index or the relevant Benchmark Index, then the Index Sponsor shall select a replacement index to replace the affected Index Constituent. Should the Index Sponsor decide that there is no suitable replacement index, then the Index Sponsor may make such determinations and/or adjustments as it considers appropriate until such time (if any) as the Index Sponsor determines that there is a suitable replacement index. Any such replacement index shall be an Index Constituent and shall be included in the relevant Index Constituent Pair from the date the Index Sponsor determines to be the effective date of such replacement. The Index Sponsor has no obligation to inform any person about any such replacement.

Index Calculation—Change in Methodology

The application of the methodology described herein shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to constitute the X-Alpha Index and calculate the Index closing level, no assurance can be given that market, regulatory, juridical, financial or fiscal circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification or change of such methodology, and in such circumstances the Index Sponsor shall be entitled to make such modification or change as it shall in its sole and absolute discretion consider appropriate. The Index Sponsor will promptly publish notice of making any material modification or change to the X-Alpha Index methodology described in this description as described below under “—Further Information Relating to the X-Alpha Index.” The Index Sponsor may also make modifications to the terms of the X-Alpha Index and/or the method of calculating the Index closing level in any manner that it may deem necessary or desirable to correct any manifest error or proven error or to cure, correct or supplement any defective provision contained herein. The Index Sponsor has no obligation to inform any person about such modification or change. The Index Sponsor will make reasonable efforts to ensure that such modifications or changes will result in a methodology that is consistent with the methodology described above.

Index Composition and Calculation—Change in Rebalancing and/or Reconstitution Period

The Index Sponsor may, by way of announcement published as described below under “—Further Information Relating to the X-Alpha Index,” amend any Index Reconstitution Day, Index Constituent Pair Reconstitution Day and/or X-Alpha Reconstitution Day (each, a “Date,” and, together, the “Dates”) on no less than 14 calendar days’ notice prior to such amendment taking place. Such amendment may, in the sole and absolute discretion of the Index Sponsor, be applicable in relation to any one or more Dates, and for a certain period or indefinitely.

The Index Sponsor may also, where it determines in its sole and absolute discretion that due to any market, regulatory, juridical, financial or fiscal circumstances, including any such circumstances arising as a result of hedging activity in relation to investments linked to the X-Alpha Index, a lack of market liquidity or any combination of factors, determine that any Dates should be expanded to include additional trading days, or moved to a trading day immediately before or succeeding any such Date, and may amend such other provisions relating to the composition and/or the calculation of the X-Alpha Index and/or the Index closing level that it considers necessary to effect any such change.

The Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the X-Alpha Index and is under no obligation to continue the calculation, publication and dissemination of the X-Alpha Index.

Market Disruption Events

With respect to the X-Alpha Index, a “market disruption event” means:

1.    (a) where the relevant Index Constituent is other than the Euro Stoxx Index, the failure of a relevant Exchange or any Related Exchange to open for trading during its regular trading session on any trading day;

(b) where the relevant Index Constituent is the Euro Stoxx Index:

(i)	the failure of the index sponsor of the Euro Stoxx Index to publish the level of that Index Constituent, or

(ii)	the failure of any Related Exchange to open for trading during its regular trading session,

in each case, on any trading day;

2.    where the relevant Index Constituent is other than the Euro Stoxx Index:

(a)	the occurrence or existence at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time for such Index Constituent:

(i)
of any suspension of or limitation imposed on trading by the relevant Exchange or any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or any Related Exchange or otherwise:

(A)	on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent; or

(B)	in futures or options contracts relating to the relevant Index Constituent on any relevant Related Exchange; or

(ii)
of any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general (A) to effect transactions in, or obtain market values for, on any relevant Exchange(s), securities that comprise 20 percent or more of the level of the relevant Index Constituent, or (B) to effect transactions in, or obtain market values for, futures or options contracts on or relating to the relevant Index Constituent on any relevant Related Exchange or futures or options contracts on or relating to any securities comprising the Index Constituent on the relevant exchange for the relevant futures or options contract; or

(b)
the closure on any Exchange Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the relevant Index Constituent or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or such Related Exchange(s), as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on such Exchange(s) or such Related Exchange(s) on such Exchange Business Day or, if earlier, (B) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for the relevant Index Constituent on such Exchange Business Day;

3.    where the relevant Index Constituent is the Euro Stoxx Index and in relation to the Euro Stoxx Index and a Component Security included in the Euro Stoxx Index, either:

(a)	the occurrence or existence, in respect of any Component Security, of:

(i)
a Trading Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security;

(ii)
an Exchange Disruption in respect of such Component Security, at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of the Exchange in respect of such Component Security; or

(iii)	an Early Closure in respect of such Component Security; and

the aggregate of all Component Securities in respect of which a Trading Disruption, an Exchange Disruption or an Early Closure occurs or exists, comprises 20 percent or more of the level of that Index Constituent; or

(b)
the occurrence or existence, in respect of futures or options contracts relating to that Index Constituent, of: (i) a Trading Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange, (ii) an Exchange Disruption at the Relevant Time for such Index Constituent or at any time during the one hour period that ends at the Relevant Time, as the case may be, in respect of any Related Exchange or (iii) an Early Closure, in each case in respect of such futures or options contracts; or

4.    a general moratorium is declared in respect of banking activities in any relevant country,

if, in the determination of the Index Sponsor, any of the foregoing is material and, in determining what is “material” the Index Sponsor may have regard to such circumstances as it deems appropriate, including any hedging arrangements of the Index Sponsor and/or any of its affiliates in relation to any transactions entered into by any of them relating to the Index or any Index Constituent.

As used above in relation to the Euro Stoxx Index:

“Early Closure” means the closure on any Exchange Business Day of the Exchange in respect of any Component Security or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange, as the case may be, at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange or Related Exchange, as the case may be, on such Exchange Business Day; and (ii) the submission deadline (if applicable) for orders to be entered into the relevant Exchange or Related Exchange system for execution at the Relevant Time for such Index Constituent on such Exchange Business Day.

“Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Index Sponsor) the ability of market participants in general to effect transactions in, or obtain market values for: (i) any Component Security on the Exchange in respect of such Component Security; or (ii) futures or options contracts relating to that Index Constituent on any Related Exchange; or (iii) futures or options contracts on or relating to any Component Securities on the relevant exchange for the relevant futures or options contract.

“Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange, as the case may be, or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) relating to any Component Security on the Exchange in respect of such Component Security; or (ii) in futures or options contracts relating to that Index Constituent on any Related Exchange.

In relation to paragraphs 1, 2 and 3 above, for the purpose of determining whether a market disruption event exists in relation to an Index Constituent or in respect of a Component Security at any time, if an event giving rise to a market disruption event occurs in respect of a security included in the Index Constituent or such Component Security at that time, then the relevant percentage contribution of that security or Component Security, as the case may be, to the level of that Index Constituent shall be based on a comparison of (i) the portion of the level of that Index Constituent attributable to that security or Component Security, as the case may be, and (ii) the overall level of that Index Constituent, in each case, either (a) except where the relevant Index Constituent is the Euro Stoxx Index, immediately before the occurrence of such market disruption event or (b) where the relevant Index Constituent is the Euro Stoxx Index, using the official opening weightings as published by the relevant index sponsor as part of the market “opening data.”

A “trading day” means a day on which each Exchange and each Related Exchange is scheduled to be open for its respective regular trading session, and any day on which the index sponsor for the Euro Stoxx Index is scheduled to publish the level of the Euro Stoxx Index.

“Exchange” means:

(a)
in respect of each Index Constituent other than the Euro Stoxx Index, the principal stock exchange(s) on which the securities comprising the Index Constituent are principally traded, as determined by the Index Sponsor; and

(b)
in respect of the Euro Stoxx Index, in relation to each component security of the Euro Stoxx Index (each, a “Component Security”), the principal stock exchange on which such Component Security is principally traded, as determined by the Index Sponsor.

“Exchange Business Day” means:

(a)
where the relevant Index Constituent is not the Euro Stoxx Index, any trading day on which each Exchange and each Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time; and

(b)
where the relevant Index Constituent is the Euro Stoxx, any trading day on which the relevant index sponsor publishes the level of the Index Constituent and each Related Exchange is open for trading during its regular trading session, notwithstanding any such Related Exchange closing prior to its Scheduled Closing Time.

“Related Exchange” means in relation to each Index Constituent, each exchange or quotation system where trading has a material effect (as determined by the Index Sponsor) on the overall market for futures or options contracts relating to such Index Constituent (or any constituent of such Index Constituent).

“Relevant Time” means, with respect to any Index Constituent:

(a)	where the relevant Index Constituent is not the Euro Stoxx Index, the Scheduled Closing Time on the relevant Exchange on the relevant trading day; and

(b)	where the relevant Index Constituent is the Euro Stoxx Index,

(i)	for the purposes of determining whether a market disruption event has occurred pursuant to paragraph 3 of the definition thereof,

(A)	in respect of any Component Security, the Scheduled Closing Time (as defined below) on the relevant Exchange in respect of such Component Security; and

(B)	in respect of any options contracts or futures contracts on or relating to such Index Constituent, the close of trading on the relevant Related Exchange; and

(ii)	in all other circumstances, the time at which the official closing level of the relevant Index Constituent is calculated and published by the relevant index sponsor.

If, for the purposes of clauses (a) and (b)(i)(A) above, the relevant Exchange closes prior to its Scheduled Closing Time and the Relevant Time is after the actual closing time for its regular trading session, then the Relevant Time shall be such actual closing time.

“Scheduled Closing Time” means, in respect of an Exchange or Related Exchange and a trading day, the scheduled weekday closing time of such Exchange or Related Exchange on such trading day without regard to after hours or any other trading outside of the regular trading session hours.

Change in Methodology

Effective July 17, 2007, the methodology for the calculation of the X-Alpha Index was changed by the Index Sponsor to provide that: (i) in calculating the Index Constituent Pair Leveraged Return on an Index Constituent Pair Reconstitution Day, the Index Constituent Pair Exposure for each Index Constituent Pair would be that in effect for the immediately preceding trading day rather than the newly calculated Index Constituent Pair Exposure and (ii) in calculating the X-Alpha Leveraged Daily Cumulative Return on an X-Alpha Reconstitution Day, the X-Alpha Exposure would be that in effect for the immediately preceding trading day rather than the newly calculated X-Alpha Exposure.

The following table presents a comparison of the Index closing levels and annualized return from October 22, 1996 (the X-Alpha Index inception date) to July 16, 2007 calculated under the original methodology for the calculation of the X-Alpha Index to the retrospectively calculated Index closing levels and annualized return that would have resulted if the revised methodology for the calculation of the X-Alpha Index had been applied beginning on October 22, 1996.
	Prior Methodology	Revised Methodology (Retrospectively Calculated)
October 22, 1996 (retrospectively calculated)	1,000.00	1,000.00
October 3, 2006 (first date of live calculation)	2,018.76	1,933.94
July 16, 2007 (last day of original methodology)	2,184.80	2,073.74
Annualized Return from October 22, 1996 to July 16, 2007	7.55%	7.03%

To effect the transition from the original methodology to the revised methodology, the Index closing level in effect on July 16, 2007 was used as the starting point for the calculation of the X-Alpha Index under the new methodology. While the revised methodology would have resulted in lower Index closing levels and return for the dates and periods presented in the table above, such revised methodology would not necessarily have such an effect in all market conditions.

Further Information Relating to the X-Alpha Index

The Index Sponsor will publish the Index closing level for each trading day on Bloomberg ticker DBGLXAE <Index> or any successor thereto and on Deutsche Bank’s website at https://index.db.com/servlet/home or any successor thereto. The Index Sponsor will also publish on these websites any adjustments made to the X-Alpha Index, including notice of any material modification or change to the X-Alpha Index methodology described in this description. The reference to Deutsche Bank’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this description.

Historical Information

The Fed Funds Index

The publication of Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through October 25, 2011 represent the actual performance of the Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the Fed Funds Index using archived data and the current methodology for the calculation of the Fed Funds Index. The closing level of the Fed Funds Index on October 25, 2011 was 171.7499. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Fed Funds Index. We cannot give you assurance that the performance of the Fed Funds Index will result in the return of any portion of your initial investment.

The Booster Index

The publication of the Booster Index began on October 12, 2010.  The historical performance data below from October 12, 2010 through October 25, 2011 represent the actual performance of the Booster Index. The performance data prior to October 12, 2010 reflect a retrospective calculation of the levels of the Booster Index using archived data and the current methodology for the calculation of the Booster Index. The closing level of the Booster Index on October 25, 2011 was 292.52. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Booster Index was possible at any time prior to October 12, 2010. The historical levels of the Booster Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Booster Index. We cannot give you assurance that the performance of the Booster Index will result in the return of any of your initial investment.

The Momentum Index

The publication of the Momentum Index began on October 18, 2010. The historical performance data below from October 18, 2010 through October 25, 2011 represent the actual performance of the Momentum Index. The performance data prior to October 18, 2010 reflect a retrospective calculation of the levels of the Momentum Index using archived data and the current methodology for the calculation of the Momentum Index. The closing level of the Momentum Index on October 25, 2011 was 491.37. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Momentum Index was possible at any time prior to October 18, 2010. The historical levels of the Momentum Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Momentum Index. We cannot give you assurance that the performance of the Momentum Index will result in the return of any portion of your initial investment.

The Harvest Index

The publication of the Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through October 25, 2011 represent the actual performance of the Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on October 25, 2011 was 532.50. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Harvest Index. We cannot give you assurance that the performance of the Harvest Index will result in the return of any of your initial investment.

The Trends Index

The publication of the Trends Index began on November 3, 2010. The historical performance data below from November 3, 2010 through October 25, 2011 represent the actual performance of the Trends Index. The performance data prior to November 3, 2010 reflect a retrospective calculation of the levels of the Trends Index using archived data and the current methodology for the calculation of the Trends Index. The closing level of the Trends Index on October 25, 2011 was 2,095.8235. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Trends Index was possible at any time prior to November 3, 2010. The historical levels of the Trends Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Trends Index. We cannot give you assurance that the performance of the Trends Index will result in the return of any portion of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through October 25, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on October 25, 2011 was 206.19. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of EMERALD. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

The Volatility Harvest Index

The publication of the Volatility Harvest Index began on August 25, 2010. The historical performance data below from August 25, 2010 through October 25, 2011 represent the actual performance of the Volatility Harvest Index. The performance data prior to August 25, 2010 reflect a retrospective calculation of the levels of the Volatility Harvest Index using archived data and the current methodology for the calculation of the Volatility Harvest Index. The closing level of the Volatility Harvest Index on October 25, 2011 was 196.91. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Volatility Harvest Index was possible at any time prior to August 25, 2010. The historical levels of the Volatility Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Volatility Harvest Index. We cannot give you assurance that the performance of the Volatility Harvest Index will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through October 25, 2011 represent the actual performance of the Haven Index. The performance data prior to October 15, 2010 reflect a retrospective calculation of the levels of the Haven Index using archived data and the current methodology for the calculation of the Haven Index. The closing level of the Haven Index on October 25, 2011 was 294.49. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Haven Index. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

The X-Alpha Index

The publication of the X-Alpha Index began on October 31, 2007. The historical performance data below from October 31, 2007 through October 25, 2011 represent the actual performance of the X-Alpha Index. The performance data prior to October 31, 2007 reflect a retrospective calculation of the levels of the X-Alpha Index using archived data and the current methodology for the calculation of the X-Alpha Index. The closing level of the X-Alpha Index on October 25, 2011 was 2,014.11. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the X-Alpha Index was possible at any time prior to October 31, 2007. The historical levels of the X-Alpha Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the X-Alpha Index. We cannot give you assurance that the performance of the X-Alpha Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of nine indices: the Deutsche Bank Commodity Booster-Dow Jones-UBS Excess Return After Cost TV 14 IndexTM  (the “Booster Index”), the Deutsche Bank Liquid Commodity Momentum IndexTM (the “Momentum Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank US Volatility Harvest Excess Return Index (the “Volatility Harvest Index”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) and the Deutsche Bank X-Alpha USD Excess Return® Index (the “X-Alpha Index”) and the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Investor Early Redemption

You will have the right to cause us to redeem your securities, in whole or in part, for the Redemption Amount, by submitting a notice of your intention, indicating the number of securities (in integral Face Amount of $1,000), to your broker in accordance with your broker’s instructions so that we receive notification of your intention during the applicable Election Period. The Election Period corresponding to each Investor Redemption Payment Date is set forth in the table below and includes the specified Election Start Date and Election End Date:

Election Start Date	Election End Date	Investor Redemption Valuation Date	Investor Redemption Payment Date
February 2, 2012	February 9, 2012	February 16, 2012	February 21, 2012
May 2, 2012	May 9, 2012	May 16, 2012	May 18, 2012
August 2, 2012	August 9, 2012	August 16, 2012	August 20, 2012
November 2, 2012	November 9, 2012	November 16, 2012	November 20, 2012
February 5, 2013	February 12, 2013	February 19, 2013	February 21, 2013
May 2, 2013	May 9, 2013	May 16, 2013	May 20, 2013
August 2, 2013	August 9, 2013	August 16, 2013	August 20, 2013
November 4, 2013	November 12, 2013	November 18, 2013	November 20, 2013
February 4, 2014	February 11, 2014	February 18, 2014	February 20, 2014
May 2, 2014	May 9, 2014	May 16, 2014	May 20, 2014
August 4, 2014	August 11, 2014	August 18, 2014	August 20, 2014
November 3, 2014	November 10, 2014	November 17, 2014	November 19, 2014
February 3, 2015	February 10, 2015	February 17, 2015	February 19, 2015
May 5, 2015	May 11, 2015	May 18, 2015	May 20, 2015
August 3, 2015	August 10, 2015	August 17, 2015	August 19, 2015
November 2, 2015	November 9, 2015	November 16, 2015	November 18, 2015
February 2, 2016	February 9, 2016	February 16, 2016	February 18, 2016
May 3, 2016	May 9, 2016	May 16, 2016	May 18, 2016
August 2, 2016	August 9, 2016	August 16, 2016	August 18, 2016

Any Election End Date that is not a business day will be postponed to the next following business day. If you exercise your early redemption right, the Redemption Amount payable on the applicable Investor Redemption Payment

Date will be calculated using the Reference Levels and Adjustment Factors of the respective Basket Indices on the corresponding Investor Redemption Valuation Date.

Because the securities are represented by a global security, The Depository Trust Company (the “DTC”) or the DTC’s nominee will be the holder of the securities and therefore will be the only entity that can exercise the early redemption right. In order to ensure that the DTC’s nominee will timely exercise the early redemption right on your behalf, you must instruct the broker or other direct or indirect participant through which you hold your securities to notify the DTC of your intention to exercise the early redemption right so we are notified of your intention by the required time. Different firms have different deadlines for accepting instructions from their customers and, accordingly, you should consult the broker or other direct or indirect participant through which you hold your securities for the relevant deadline by which an instruction must be given in order for timely notice to be delivered to the DTC, which will in turn notify us of the exercise of your early redemption right. We take no responsibility for any failure by your broker or other direct or indirect participant to transmit such notice to the DTC in a timely manner on your behalf.

Market Disruption Events

With respect to the Booster Index and the Harvest Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Booster Index and Harvest Index (or the relevant Successor Index); or

•
the settlement price of any Exchange Traded Instrument within the Booster Index or Harvest Index (or the relevant Successor Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•
failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Booster Index and Harvest Index (or the relevant Successor Index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Basket Index (or the relevant Successor Index); or

•	a Commodity Hedging Disruption Event (as defined below).

With respect to the Harvest Index, if a Market Disruption Event occurs to an Exchange Traded Instrument relating to a commodity underlying the S&P GSCI Light Energy Index, and such commodity is also a DBLCI-OY constituent commodity, the Market Disruption Event shall be deemed to have also occurred to such DBLCI-OY constituent commodity underlying the Benchmark Booster Index and its related Exchange Traded Instrument. If a Market Disruption Event occurs to an Exchange Traded Instrument relating to a commodity underlying the Benchmark Booster Index, the Market Disruption Event shall be deemed to have also occurred to such commodity underlying the S&P GSCI Light Energy Index and its related Exchange Traded Instrument.

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

With respect to Volatility Harvest Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined in underlying supplement No. 5.

With respect to EMERALD, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event” or “Force Majeure Event” as defined in underlying supplement No. 5.

With respect to the Fed Funds Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, that the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

With respect to the Haven Index and the Trends Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Base Index Disruption Event” as defined within the respective descriptions of the Basket Indices above, if applicable to the relevant Basket Index.

With respect to the X-Alpha Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Market Disruption Event” as defined within the description of the X-Alpha Index above.

With respect to the Momentum Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of an “Index Commodity Disruption Event," "Limit Event," "Base Index Disruption Event" or "Force Majeure Event" as defined within the description of the Momentum Index above.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Currency Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

“Trading day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Adjustments to Valuation Dates

A “Valuation Date” is any Observation Date, Redemption Trigger Valuation Date, Investor Redemption Valuation Date or Final Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Booster Index, the Harvest Index and Momentum Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the Booster Index, the Harvest Index or the Momentum Index is in effect on a Valuation Date or if any Valuation Date is not a trading day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the relevant Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the relevant Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a trading day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not a trading day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled trading day after the Trade Date; or

(y)	the fifth scheduled trading day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the relevant Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled trading day after the Trade Date or the fifth scheduled trading day (as applicable) in good faith and in a commercially reasonable manner.

With respect to EMERALD and the Volatility Harvest Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for the relevant Basket Index will be postponed to the next trading day upon which a Market Disruption Event with respect to the relevant Basket Index is not occurring and a closing level for the relevant Basket Index is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Haven Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such Valuation Date for the Haven Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the Haven Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Haven Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Trends Index, if a closing level for the Trends Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day, then such Valuation Date for the Trends Index will be postponed to the immediately succeeding trading day upon which no Market Disruption Event with respect to the Trends Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date.  If the closing level of the disrupted Trends Index has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the X-Alpha Index, if a closing level for the relevant Basket Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-trading day or a non-Currency Business Day, then such Valuation Date for the relevant Basket Index will be postponed to the next trading day that is a Currency Business Day upon which a Market Disruption Event with respect to relevant Basket Index is not occurring and a closing level for relevant Basket Index is available; provided that the determination of such closing level will not be postponed more than five trading days that are also Currency Business Days after the originally scheduled Valuation Date. If the closing level of the disrupted relevant Basket Index has not been determined as described in the previous sentence by the fifth trading day that is also a Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Fed Funds Index, if a closing level for the Fed Funds Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the Fed Funds Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Indices not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date, the Investor Redemption Payment Date or the Redemption Trigger Payment Date and is subject to adjustment as described below.

If a scheduled Payment Date is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date.

If, due to a Market Disruption Event, non-trading day or non-Currency Business Day occurring with respect to any Basket Index, as applicable, a Valuation Date for any Basket Index or the date as of which the Calculation Agent determines the closing level of any Basket Index, is postponed, the relevant Payment Date will be adjusted in order to maintain the same number of business days that originally had been scheduled between the Valuation Date and the relevant Payment Date.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth business day following the day on which the Calculation Agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the Depository Trust Company (“DTC”) of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the Commodity Futures Trading Commission (“CFTC”) or any exchange or trading facility), in each case occurring on or after the Trade Date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities or contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security or contract most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an early redemption on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon an early redemption will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this term sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia;  or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event or an Investor Early Redemption), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of or substitution of a successor to a Basket Index or an index constituent, or any rebalancing of the Basket, could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

Because part of the Redemption Amount is determined by reference to the Deutsche Bank Balanced Currency Harvest Index, it is also possible that certain rules and regulations relating to foreign currency instruments under Section 988 of the Code could apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. You should consult your tax adviser regarding the availability of the election, the advisability of making it, the conditions and procedures for doing so and special reporting rules applicable to certain losses that are treated as ordinary pursuant to Section 988 of the Code.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any foreign financial institution such as us that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including  upon a Redemption Trigger Event or an Investor Early Redemption) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

It is possible that the IRS will determine, based on legislation enacted in 2010, that the payment of the portion of the Redemption Amount deemed attributable to dividend payments made by U.S. corporations (or the receipt of sales proceeds deemed attributable to such dividend payments) constitutes U.S.-source dividend income, subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis.  Alternatively, withholding tax might be due each time a DB Regional Style Index is credited with an amount that reflects underlying dividends paid by U.S. corporations, even though you would not receive a cash payment at that time, in which case we may deduct the amount of any such tax from amounts subsequently payable with respect to your securities.  In either case, we would not pay any additional amounts on account of any such withholding tax.  You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Information Reporting and Backup Withholding

You may be subject to information reporting. You may also be subject to backup withholding at the rate specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon an early redemption. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement.

DBSI and DBTCA, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the securities. However, we expect to pay a portion of the Fed Funds Adjustment Factor as a commission to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement, prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.